UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Rivian Automotive, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RIVIAN

Keep the world adventurous forever.

2022

Notice & Proxy Statement Annual Meeting of Stockholders

RIVIAN

Forever Starts Now.

Today we’re operating off hundreds of millions of years of accumulated plant-and animal-based carbon. On our current path, we will fully exhaust this stored energy in only a few generations and, in the process, carbonize our atmosphere to such a degree that life as we know it will not be possible. If the planet is to continue to sustain life and enchant future generations, we have to change.

01
Our generation will have a profound impact on the well-being of our planet going forward.
To build the kind of future our kids and our kids’ kids deserve, extraordinary steps must be taken to stop the carbonization of our atmosphere. This requires individuals and entire industries to come together in ways we never have before. This is where Rivian’s potential lies—in creating solutions that shift consumer mindsets and inspire other companies to fundamentally change the way they operate.

02
Coming together to do more than we can on our own.
Building a collaborative culture is critical for us to deliver on our mission – the complexity of our products and customer ecosystems means that a wide range of skillsets and backgrounds must work closely together to make thousands of decisions every day.

The degree to which we are successful in continuing to build and maintain our collaborative culture will directly translate to our ability to create beautifully curated and holistically integrated customer experiences. This cross-system view is also foundational for our ability to achieve our sustainability and carbon neutrality targets.

03
Our focus is on maximizing impact.
Launching our first three vehicles across the truck, SUV, and last-mile delivery segments presented us with the largest opportunity to scale and the greatest opportunity to have an impact on the planet. These first three vehicles allow us to demonstrate how a clean sheet, technology-focused vehicle could eliminate long accepted compromises. We wanted to establish our brand by delivering a combination of efficiency, performance, functional utility, and product refinement that simply didn’t exist in the market.

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Letter From Our CEO
April 27, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Rivian Automotive, Inc. at 11:00 a.m. Pacific time, on Monday, June 6, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the Proxy Statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting online, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
Robert J. Scaringe
Chief Executive Officer and Chairman of the Board of Directors

Rivian 2022 Proxy Statement	i

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Notice of Annual Meeting of Stockholders

Date	Time	Location	Record Date
June 6, 2022	11:00 a.m. PT	www.virtualshare holdermeeting.com/RIVN2022	April 11, 2022
The Annual Meeting of Stockholders (the “Annual Meeting”) of Rivian Automotive, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m. Pacific time on Monday, June 6, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RIVN2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1	To elect Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and
5	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and Class B common stock as of the close of business on April 11, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Company at annualmeeting@rivian.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
IT IS IMPORTANT that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
Neil Sitron
General Counsel and Secretary
Irvine, California
April 27, 2022

Rivian 2022 Proxy Statement	iii

Table of Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	iii
PROXY STATEMENT	1
Proposals	1
Recommendations of the Board of Directors	2
Information About This Proxy Statement	2
QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	3
PROPOSALS TO BE VOTED ON	7
Proposal 1: Election of Directors	8
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	14
Report of the Audit Committee of the Board of Directors	16
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	17
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	18
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	19
EXECUTIVE OFFICERS	20
CORPORATE GOVERNANCE	21
General	21
Board Composition	21
Director Independence	21
Director Candidates	22
Communications from Stockholders	23
Board Leadership Structure and Role in Risk Oversight	23
Code of Ethics	24
Anti-Hedging Policy	24
Attendance by Members of the Board of Directors at Meetings	24
COMMITTEES OF THE BOARD	25
Audit Committee	25
Compensation Committee	26
Nominating and Governance Committee	26
Planet and Policy Committee	27
EXECUTIVE COMPENSATION	28
COMPENSATION COMMITTEE REPORT	38
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	39
DIRECTOR COMPENSATION	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	46
EQUITY COMPENSATION PLAN INFORMATION	49
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	50
STOCKHOLDERS’ PROPOSALS	56
OTHER MATTERS	56
SOLICITATION OF PROXIES	57
RIVIAN’S ANNUAL REPORT ON FORM 10-K	58

Rivian 2022 Proxy Statement	iv

RIVIAN AUTOMOTIVE, INC.
14600 Myford Road
Irvine, California 92606

Proxy Statement

Date	Time	Location	Record Date
June 6, 2022	11:00 a.m. PT	www.virtualshare holdermeeting.com/RIVN2022	April 11, 2022
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Rivian Automotive, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Monday, June 6, 2022 (the “Annual Meeting”), at 11:00 a.m. Pacific time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RIVN2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of our capital stock, composed of Class A common stock, $0.001 par value per share, and Class B common stock, $0.001 par value per share (collectively, “Common Stock”), as of the close of business on April 11, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock entitles its holders to one vote per share on all matters presented to our stockholders generally, and each share of Class B common stock entitles its holders to ten votes per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 892,797,437 shares of Class A common stock and 7,825,000 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 91.9% and 8.1% of the total voting power of our Common Stock, respectively.
This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about April 27, 2022 to our stockholders on the Record Date.
In this Proxy Statement, “Rivian,” “Company,” “we,” “us,” and “our” refer to Rivian Automotive, Inc. and its consolidated subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, JUNE 6, 2022
This Proxy Statement and our 2021 Annual Report to Stockholders are available at http://www.proxyvote.com/

Proposals
At the Annual Meeting, our stockholders will be asked:
•To elect Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
•To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

Rivian 2022 Proxy Statement	1

•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
 We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board of Directors
Rivian’s Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz as Class I Directors;
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
•ONE YEAR as the frequency of future advisory votes on the compensation of our named executive officers.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this Proxy Statement. You are viewing or have received these proxy materials because Rivian’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Rivian is making this Proxy Statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Rivian 2022 Proxy Statement	2

Questions and Answers About the 2022 Annual Meeting of Stockholders
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 11, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A common stock is entitled to one vote for all matters before the Annual Meeting and each outstanding share of our Class B common stock is entitled to ten votes for all matters before the Annual Meeting. Holders of Class A common stock and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. At the close of business on the Record Date, there were 892,797,437 shares of Class A common stock and 7,825,000 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 91.9% and 8.1% of the total voting power of our Common Stock, respectively.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a Rivian stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/RIVN2022. To attend and participate in the Annual Meeting you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:00 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:30 a.m. Pacific time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Rivian 2022 Proxy Statement	3

How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:

by Internet	by Telephone	by Mail	Electronically at the Meeting
You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
If you attend the meeting online, you will need the 16-digit control number included in the Internet Notice, on the proxy card or on the instructions that accompanied the proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific time, on June 5, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on the Internet Notice, on the proxy card or on the instructions that accompanied the proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Rivian prior to or at the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Rivian 2022 Proxy Statement	4

Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/RIVN2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located at www.virtualshareholdermeeting.com/RIVN2022.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. We may be unable to respond to all questions submitted during the time allotted for the Q&A session. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

Rivian 2022 Proxy Statement	5

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal		Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
1	Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
2	Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
3	Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.
4	Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). If no frequency receives the foregoing vote, then we will consider the frequency of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the other proposals before the Annual Meeting.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the approval, on an advisory (non-binding) basis of the compensation of our named executive officers and the approval, on an advisory (non-binding) basis of the frequency of future advisory votes on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Rivian 2022 Proxy Statement	6

Proposal 1:
Election of Directors
At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have seven (7) directors on our Board of Directors. Our current Class I Directors are Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz. The Board of Directors has nominated Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz for election as Class I Directors at the Annual Meeting.

Board Size Our Board of Directors currently consists of seven members. The authorized number of directors may be changed only by our Board of Directors.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Robert J. Scaringe, Peter Krawiec, and Sanford Schwartz; the current Class II Directors are Karen Boone and Rose Marcario; and the current Class III Directors are Jay Flatley and Pamela Thomas-Graham.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding voting stock entitled to vote in the election of directors.
In connection with our initial public offering (“IPO”) of our Class A common stock in November 2021, we entered into a director nomination agreement (the “Nomination Agreement”) with Amazon.com, Inc. (“Amazon”), pursuant to which we have agreed, subject to certain exceptions, to nominate and use our reasonable best efforts to cause the election to our Board of Directors for a three-year term a slate of Class I Directors that includes Peter Krawiec, or such other designee identified by Amazon in accordance with the terms of the Nomination Agreement, at the first annual meeting of our stockholders following our IPO. As a result, in accordance with the Nomination Agreement, the Board of Directors has nominated Peter Krawiec for election as a Class I Director at the Annual Meeting. For more information, see “Certain Relationships and Related Person Transactions —Nomination Agreement.”
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. In the event that any of Dr. Scaringe, Mr. Krawiec, or Mr. Schwartz should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that any of Dr. Scaringe, Mr. Krawiec, or Mr. Schwartz will be unable to serve if elected. Each of Dr. Scaringe, Mr. Krawiec, and Mr. Schwartz has consented to being named in this Proxy Statement and to serve if elected.

Rivian 2022 Proxy Statement	8

Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.
Nominees For Class I Director (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Robert J. Scaringe	39	2009	Chief Executive Officer and Chairman of the Board of Directors
Peter Krawiec	50	2019	Director
Sanford Schwartz	69	2019	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2022 Annual Meeting are as follows:

Robert J. Scaringe
	Age	Director Since
	39	2009

Dr. Scaringe founded Rivian in June 2009 and has since served as our Chief Executive Officer and member of our Board of Directors. Dr. Scaringe was designated as the Chairman of our Board of Directors in March 2018. While serving in these roles, Dr. Scaringe has led every major milestone achieved by the Company to date, including establishing the Company’s product and technology platform, scaling the team and operations, and securing substantial financing to support the Company’s growth. Dr. Scaringe holds a B.S. from Rensselaer Polytechnic Institute and an M.S. and Ph.D. in Mechanical Engineering from the Sloan Automotive Laboratory at the Massachusetts Institute of Technology.

	We believe Dr. Scaringe’s operational expertise, leadership and continuity that he brings as our Founder and Chief Executive Officer and his educational experience in the automotive industry qualifies him to serve on our Board of Directors.
Chief Executive Officer and Chairman of the Board of Directors

Rivian 2022 Proxy Statement	9

Peter Krawiec
	Age	Director Since
	50	2019

Director
Mr. Krawiec has served on our Board of Directors since February 2019. He has served as Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc., a publicly-held global technology company, since March 2021. Prior to this role, Mr. Krawiec served as Vice President of Worldwide Corporate Development at Amazon from April 2007 to March 2021 and as Director of Worldwide Corporate Development at Amazon from October 2004 to April 2007. Earlier in his career, Mr. Krawiec spent seven years working in venture capital and investment banking. Mr. Krawiec holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

We believe Mr. Krawiec’s experience involving strategic acquisitions, investments and partnerships in the technology industry, as well as his venture capital and investment banking background, qualifies him to serve on our Board of Directors.

Sanford Schwartz
	Age	Director Since
	69	2019

Director	Mr. Schwartz has served on our Board of Directors since September 2019. Mr. Schwartz has held several roles at Cox Enterprises, Inc. and its subsidiary businesses, an automotive and media conglomerate, which he joined in 1985. Since January 2021, Mr. Schwartz has served as Chief Executive Officer of the Cox Family Office, helping to guide family investments and estate planning for the company’s shareholders. Prior to this role, he served as President and Chief Executive Officer of Cox Automotive Inc., a global automotive services and software company, from his appointment as President of Manheim in 2011. Prior to this role, Mr. Schwartz served as President of Cox Media Group, a media conglomerate, in various roles including serving as the President of AutoTrader and AutoTrader Publishing from 2006 to 2008. Previously, he served as President of Cox Arizona Publishing, Executive Vice President of the Austin American-Statesman, Vice President and General Manager of The Atlanta Journal-Constitution, Executive Vice President of Cox Newspapers and Vice President of Business Development for Cox Enterprises. Mr. Schwartz is currently a member of the board of directors of A.C. Green Youth Foundation, board of trustees of Northwood University, board of advisors of Axios, and board of directors of Checkered Flag Foundation.

	We believe Mr. Schwartz’s extensive leadership and automotive industry experience qualifies him to serve on our Board of Directors.

Rivian 2022 Proxy Statement	10

Continuing members of the Board of Directors:
Class II Directors (terms to expire at the 2023 Annual Meeting)
The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Karen Boone	48	2020	Director
Rose Marcario	57	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Karen Boone
	Age	Director Since
	48	2020

Director	Ms. Boone has served on our Board of Directors since August 2020. Ms. Boone most recently served as the President, Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018 and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of Sonos, Inc., an audio products company, Peloton Interactive, Inc., a connected fitness company, and several private companies. Ms. Boone holds a B.S. in Business Economics from the University of California, Davis.

	We believe Ms. Boone’s extensive accounting and management experience qualifies her to serve on our Board of Directors.

Rose Marcario
	Age	Director Since
	57	2021

Director	Ms. Marcario has served on our Board of Directors since January 2021. Ms. Marcario most recently served as the President and Chief Executive Officer and as a member of the board of directors of Patagonia, Inc., an outdoor apparel retailer, from May 2013 to June 2020. Prior to that, she served as the Chief Financial Officer and Chief Operating Officer of Patagonia, Inc. from 2008 to 2013. Before joining Patagonia, Ms. Marcario held several executive roles in private equity, technology and retail industries, including as Chief Financial Officer of General Magic, which was spun-off from Apple Computer, and Vice President of Global Finance and Treasury of International Rectifier, Inc. (acquired by Infineon Technologies Americas Corp.), a semiconductor manufacturer. Ms. Marcario has served on the board of directors of several private companies, including currently serving on the board of directors of Meati, Inc., a plant-based food company, and Ajna BioSciences PBC, a natural pharmaceutical development company. Ms. Marcario holds a BSc. in Business and Finance from the State University of New York at Albany and an M.B.A. from California State University, Dominguez Hills.

	We believe Ms. Marcario’s extensive management experience in the private equity, technology and retail industries qualifies her to serve on our Board of Directors.

Rivian 2022 Proxy Statement	11

Class III Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Rivian
Jay Flatley	69	2021	Director
Pamela Thomas-Graham	58	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Jay Flatley
	Age	Director Since
	69	2021

Director	Mr. Flatley has served as a member of our Board of Directors since May 2021. Mr. Flatley served as Chairman of the board of directors of Illumina, Inc., a public company focused on sequencing and array-based solutions for genetic analysis, from January 2020 to May 2021, after previously serving as Executive Chairman from July 2016 to January 2020, as Chief Executive Officer from December 2013 to July 2016 and as the President and Chief Executive Officer from October 1999 to December 2013. Prior to that, Mr. Flatley was co-founder, President, Chief Executive Officer, and a director of Molecular Dynamics, a life sciences company focused on genetic discovery and analysis, from July 1994 until its sale to Amersham Pharmacia Biotech in September 1998. Mr. Flatley currently serves as Chairman of the board of directors of the Wellcome Leap Fund, a non-profit focused on human health innovation, on the board of trustees for The Salk Institute, a non-profit focused on mentoring future generations of researchers, Chairman of the board of directors of Iridia, Inc., a private nanotechnology data storage company, and on the boards of directors of several public companies, including Coherent, Inc., a provider of lasers and laser-based technologies, Denali Therapeutics Inc., a biopharmaceutical company, and Zymergen Inc., a biofacturing company. Additionally, Mr. Flatley is serving as Acting Chief Executive Officer of Zymergen while its board of directors searches for a permanent Chief Executive Officer. Mr. Flatley holds a B.S. and M.S. in Industrial Engineering from Stanford University and a B.A. in Economics from Claremont McKenna College.

	We believe Mr. Flatley’s leadership experience as a senior executive and director of several public companies qualifies him to serve on our Board of Directors.

Rivian 2022 Proxy Statement	12

Pamela Thomas-Graham
	Age	Director Since
	58	2021

Ms. Thomas-Graham has served as a member of our Board of Directors since August 2021. Since August 2016, Ms. Thomas-Graham has served as the Founder and Chief Executive Officer of Dandelion Chandelier LLC, a private digital media enterprise focused on the world of luxury. From 2010 to August 2016, she served as a member of the Executive Board at Credit Suisse Group AG, a multinational investment bank and financial services company. While at Credit Suisse Group AG, she held several titles, including Chair, New Markets for the global Private Bank, and Global Chief Marketing and Talent Officer. From 2008 to 2010, she served as a Managing Director at Angelo, Gordon & Co., a privately held investment firm. From 2005 through 2007, Ms. Thomas-Graham was a Group President of Liz Claiborne Inc. (now Tapestry). She previously served as President and Chief Executive Officer of NBC Universal’s CNBC television, and President and Chief Executive Officer of CNBC.com, beginning in 1999. She began her career at global consultancy firm McKinsey & Co. in 1989, becoming the firm’s first black woman partner in 1995. Ms. Thomas-Graham serves as a member of the board of directors of Peloton Interactive, Inc., Bumble Inc., Compass, Inc., and the Bermuda-based Bank of N.T. Butterfield & Son Limited. Ms. Thomas-Graham holds a B.A. in Economics from Harvard University (Phi Beta Kappa) and a joint M.B.A.-J.D. from Harvard Business School and Harvard Law School (cum laude).

	We believe Ms. Thomas-Graham’s extensive strategic, operational and corporate governance experience as a senior executive and director of several public and private companies qualifies her to serve on our Board of Directors.

Director

Rivian 2022 Proxy Statement	13

Proposal 2:
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP has served as our independent registered public accounting firm since August 20, 2021. Deloitte and Touche LLP previously served as our independent auditor for the fiscal year ended December 31, 2020 and from January 1, 2021 until our dismissal of Deloitte and Touche LLP as our independent auditor on May 3, 2021. We engaged KPMG LLP to audit our consolidated financial statements under PCAOB standards as of and for the years ended December 31, 2019 and 2020, which had previously been audited by Deloitte and Touche LLP in accordance with AICPA standards. The decision to dismiss Deloitte and Touche LLP and engage KPMG LLP was approved by our Board of Directors.
The report of Deloitte and Touche LLP on our consolidated financial statements as of and for the year ended December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The report of KPMG LLP on our consolidated financial statements as of and for the three years ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph stating that the Company changed its method of accounting for leases as of January 1, 2020 due to the adoption of Accounting Standards Codification Topic 842, Leases.
During the two most recent fiscal years preceding our dismissal of Deloitte and Touche LLP and the subsequent interim period through May 3, 2021, there were:
•no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K (“Reg S-K”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions thereto) with Deloitte and Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte and Touche LLP, would have caused Deloitte and Touche LLP to make reference to the subject matter of the disagreements in its report on our financial statements as of and for the year ended December 31, 2020, and
•no “reportable events” (as defined in Item 304(a)(1)(v) of Reg S-K and the related instructions thereto).
During the two years ended December 31, 2021, prior to our engagement of KPMG LLP, we did not consult with KPMG LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).
We provided Deloitte and Touche LLP with a copy of the disclosure set forth above. Deloitte and Touche LLP’s letter was included as Exhibit 16.1 to our Registration Statement on Form S-1 filed with the SEC on October 1, 2021.
A representative of KPMG LLP is expected to attend the 2022 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Rivian 2022 Proxy Statement	14

Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Rivian 2022 Proxy Statement	15

Report of the Audit Committee
of the Board of Directors
The Audit Committee has reviewed the audited consolidated financial statements of Rivian Automotive, Inc. (the “Company”) for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Karen Boone (Chair)
Jay Flatley
Pamela Thomas-Graham

Rivian 2022 Proxy Statement	16

Proposal 3:
Approval, on an Advisory
(Non-Binding) Basis, of the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive Compensation” set forth below in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Rivian Automotive, Inc. approve, on an advisory (non-binding) basis, the compensation of Rivian Automotive, Inc.’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Rivian Automotive, Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders.”
We believe that our compensation programs and policies for the year ended December 31, 2021 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this Proxy Statement. In particular, we discuss how we design our performance-based compensation programs, including equity compensation, and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.
This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter. Subject to the Board of Directors’ determination after considering the advisory vote on the frequency of future advisory votes on executive compensation (see “Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers”), the next “say-on-pay” advisory vote following this one will occur at the 2023 Annual Meeting of Stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Rivian 2022 Proxy Statement	17

Proposal 4:
Approval, on an Advisory
(Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.
After careful consideration, the Board of Directors determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board of Directors determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.
Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.
Vote Required
The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote of
“ONE YEAR” as the frequency of future advisory votes on the compensation of our named executive officers

Rivian 2022 Proxy Statement	18

Independent Registered Public Accounting Firm Fees and Other Matters
We engaged KPMG LLP as our independent registered public accounting firm on August 20, 2021. The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us in 2021 for the fiscal years ended December 31, 2019, 2020, and 2021 for audit services and billed to us in the last fiscal year for other services (in millions). KPMG LLP did not provide or bill us for any audit services during the fiscal year ended December 31, 2020.

Fee Category	2021
Audit Fees	$10.19
Tax Fees	$0.93
All Other Fees	$0.68
Total Fees	$11.80
Audit Fees
Audit fees for the fiscal year ended December 31, 2021 include fees for the audit of our annual consolidated financial statements for the years ended December 31, 2019, 2020, and 2021, reviews of our quarterly condensed consolidated financial statements, services provided in connection with our IPO, and certain other agreed-upon procedures.
Tax Fees
Tax fees for the fiscal year ended December 31, 2021 include fees for global mobility employment tax advisory services, trade and customs consulting services, and other advisory and consulting services.
All Other Fees
All other fees for the fiscal year ended December 31, 2021 include fees for advisory services provided prior to KPMG LLP’s appointment as our independent registered public accounting firm.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KPMG LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

Rivian 2022 Proxy Statement	19

Executive Officers
The following table identifies our current executive officers:

Name	Age	Position
Robert J. Scaringe(1)	39	Chief Executive Officer and Chairman of the Board of Directors
Claire McDonough(2)	40	Chief Financial Officer
Jiten Behl(3)	39	Chief Growth Officer
(1)See biography on page 9 of this Proxy Statement.
(2)Ms. McDonough has served as our Chief Financial Officer since January 2021. Before Rivian, Ms. McDonough was a Managing Director and Co-head of Disruptive Commerce at J.P. Morgan, a multinational investment bank and financial services company, where she worked from September 2014 to January 2021. From June 2013 to August 2014, Ms. McDonough worked as Vice President and Treasurer and Senior Director of Finance and Strategy at Fairway Market, a food retailer. Ms. McDonough holds a B.A. in Public Policy and Visual Art from Duke University and an M.B.A. from the University of Chicago Booth School of Business.
(3)Mr. Behl has served as our Chief Growth Officer since October 2020. In this role, Mr. Behl leads Brand, Sales & Marketing, Service, Commercial Operations, Digital, and Strategy & Corporate Development at Rivian. Prior to that, Mr. Behl served as our Chief Strategy Officer from March 2016 to October 2020, responsible for the development of our strategic roadmap and associated business plans. Before Rivian, Mr. Behl was a Principal at Roland Berger, an international management consulting firm, serving in its global automotive practice and as a member of the management team for North American operations, from October 2009 to February 2016. Mr. Behl holds a B.Eng. from Visvesvaraya Technological University, India, and an M.B.A. from the University of Chicago Booth School of Business.

Rivian 2022 Proxy Statement	20

Corporate Governance
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee and Planet and Policy Committee to assist the Board of Directors in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.rivian.com.
Board Composition
Our Board of Directors currently consists of seven members: Robert J. Scaringe, Karen Boone, Jay Flatley, Peter Krawiec, Rose Marcario, Sanford Schwartz and Pamela Thomas-Graham. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Karen Boone, Jay Flatley, Peter Krawiec, Rose Marcario, Sanford Schwartz and Pamela Thomas-Graham each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq Rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.

Rivian 2022 Proxy Statement	21

Board of Directors Diversity Matrix (As of April 27, 2022)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis. Each executive session of the independent directors is presided over by Karen Boone, our Lead Independent Director.
Director Candidates
The Nominating and Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board of Directors and filling vacancies on the Board of Directors, subject to any obligations and procedures governing the nomination of directors to the Board of Directors that may be included in the Nomination Agreement. To facilitate the search process, the Nominating and Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Governance Committee for candidates for election as a director. Peter Krawiec, one of our Class I Director nominees, was recommended by Amazon, the parent company of one of our significant stockholders. Sanford Schwartz, another one of our Class I Director nominees, was recommended by Manheim Investments, Inc., one of our stockholders.
Pursuant to the Nomination Agreement, we have agreed, subject to certain exceptions, to nominate and use our reasonable best efforts to cause the election to our Board of Directors for a three-year term a slate of Class I Directors that includes Peter Krawiec, or such other designee identified by Amazon in accordance with the terms of the Nomination Agreement, at the first annual meeting of our stockholders following our IPO.
In evaluating the suitability of individual candidates (both new candidates and current directors), the Nominating and Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; professional and academic experience relevant to the Company’s industry, operations, business lines and target markets; experience as a board member of another publicly held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors; diversity of background and perspective, including, but not limited to, with respect to age, gender, LGBTQ+ status, race and geographic background; ability to make mature business judgments, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board of Directors evaluates each individual in the context of the

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Board of Directors as a whole, with the objective of ensuring that the Board of Directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary, Rivian Automotive, Inc., 14600 Myford Road, Irvine, California 92606. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board of Directors consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors in writing: c/o Secretary, Rivian Automotive, Inc., 14600 Myford Road, Irvine, California 92606.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Dr. Scaringe serving as Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors has determined that combining the roles of Chairman of the Board of Directors and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Dr. Scaringe and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board of Directors also benefits from the strong leadership of Karen Boone, our Lead Independent Director, and is comprised of individuals with extensive experience in finance and accounting, the automotive and technology industries and public company management. For these reasons and because of the strong leadership of Dr. Scaringe as Chairman of the Board of Directors and Chief Executive Officer, our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Our Corporate Governance Guidelines provide that, if the Chair of our Board of Directors is a member of management or does not otherwise qualify as independent, the independent members of our Board of Directors may elect among themselves a lead independent director. Karen Boone has served as our Lead Independent Director since November 2021. The Lead Independent Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the Chair of the Board of Directors is not present, including any executive sessions of the independent directors, approving the Board of Directors’ meeting schedules and agendas, and acting as liaison between the independent directors of the Board of Directors and the Chief Executive Officer and Chairman of the Board of Directors.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board of Directors meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. While our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk and enterprise exposures and the steps our management has taken to mitigate such exposures, including the structure, design, adoption and implementation of our risk management policies and internal control systems. The Audit Committee also oversees management of cybersecurity risks and approves or disapproves any related person transactions. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee manages risks associated with the independence of our Board of Directors and governance matters.

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Our Planet and Policy Committee manages risks associated with environmental, social responsibility, public policy and regulatory matters. The Board of Directors does not believe that its role in the oversight of our risks affects the Board of Directors’ leadership structure.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, www.rivian.com, in the “Investor Relations” section under “Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. Unless otherwise approved by our Board of Directors, the policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board of Directors at Meetings
There were twelve (12) meetings of the Board of Directors during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our website at www.rivian.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board of Directors and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board of Directors or a committee of the Board of Directors is expected to notify the Chair of the Board of Directors or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

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Committees of the Board
Our Board of Directors has established four standing committees — Audit, Compensation, Nominating and Governance and Planet and Policy — each of which operates under a written charter that has been approved by our Board of Directors.
The members of each of the committees of our Board of Directors and committee chairpersons (or “Chair”) are set forth in the following chart.

Name	Audit	Compensation	Nomination and Governance	Planet and Policy
Karen Boone	Chair	X
Jay Flatley	X		X
Rose Marcario				Chair
Sanford Schwartz		Chair		X
Pamela Thomas-Graham	X		Chair
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•reviewing the scope of the internal and independent auditors’ assessment of internal control over financial reporting;
•coordinating our Board of Directors’ oversight of our Code of Business Conduct and Ethics (the “Code”) and monitoring the procedures in place to enforce the Code;
•reviewing with management our major financial risk and enterprise exposures and the steps taken to mitigate such exposures;
•reviewing and providing oversight with respect to our procedures for the receipt, retention and treatment of accounting related complaints and concerns;
•reviewing and approving or ratifying any related person transactions; and
•preparing the Audit Committee report required by the SEC rules (which is included on page 16 of this Proxy Statement).
The Audit Committee charter is available on our website at www.rivian.com. The members of the Audit Committee are Ms. Boone, Mr. Flatley, and Ms. Thomas-Graham. Ms. Boone serves as the Chair of the committee. Our Board of Directors has affirmatively determined that each of Ms. Boone, Mr. Flatley, and Ms. Thomas-Graham is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the The Nasdaq Stock Market LLC Listing Rules (the “Nasdaq Rules”), including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. In addition, our Board of Directors has determined that Ms. Boone qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Reg S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met four (4) times in 2021.

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Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:
•reviewing and approving, or recommending to the Board of Directors for approval, the compensation of our Chief Executive Officer;
•reviewing and approving, or recommending to the Board of Directors, the compensation of our other executive officers;
•recommending to the Board of Directors the compensation and related policies for directors and reviewing director compensation;
•reviewing and approving, or recommending to the Board of Directors for approval, any employment agreements and any severance arrangements or plans for our Chief Executive Officer and other executive officers;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;
•providing general oversight of our compensation and benefits policies, practices and plans to ensure they advance our strategic goals and comply with regulatory requirements and applicable law;
•reviewing our equity incentive compensation and other stock-based plans, and recommending changes in such plans as it deems necessary or appropriate; and
•preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally relies on market informed recommendations from third-party compensation consultants and also considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.rivian.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In March 2021, the Compensation Committee engaged Semler Brossy, a compensation consulting firm (“Semler”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Semler reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Semler and has determined that Semler’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time and may also delegate to one or more officers the authority to grant equity awards to certain employees. The Compensation Committee has delegated to an Equity Incentive Committee, comprised of Company officers, the authority to grant equity awards to certain employees, as further described in its charter and certain resolutions approved by the Compensation Committee, and subject to the terms of our equity plans.
The members of our Compensation Committee are Ms. Boone and Mr. Schwartz. Mr. Schwartz serves as the Chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met eleven (11) times in 2021.
Nominating and Governance Committee
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors and developing and maintaining our corporate governance policies. Our Nominating and Governance Committee’s responsibilities include, among other things:
•identifying individuals qualified to become directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;
•making recommendations to the Board of Directors with respect to management succession planning;
•developing and recommending Corporate Governance Guidelines to the Board of Directors, and reviewing and recommending to the Board of Directors proposed changes to our Corporate Governance Guidelines from time to time; and
•overseeing a periodic evaluation of the Board of Directors.

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The Nominating and Governance Committee charter is available on our website at www.rivian.com. The members of our Nominating and Governance Committee are Mr. Flatley and Ms. Thomas-Graham. Ms. Thomas-Graham serves as the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Governance Committee, which was formed in connection with our November 2021 IPO, did not meet in 2021.
Planet and Policy Committee
Our Planet and Policy Committee oversees and assists our Board of Directors in overseeing and advising the Company with respect to our ongoing commitment to environmental matters, sustainability initiatives, nonprofit initiatives, public policy and regulatory matters, and social responsibility, and other related matters (“P&P Matters”). Our Planet and Policy Committee’s responsibilities include, among other things:
•developing, recommending to the Board of Directors and reviewing at least once a year a set of P&P Matters guidelines;
•overseeing our reporting and disclosure with respect to P&P Matters;
•developing a process for the evaluation of our P&P Matters efforts and consideration of current and emerging P&P Matters that may affect our business, operations, performance or public image; and
•overseeing our efforts to implement systems to monitor P&P Matters.
The Planet and Policy Committee charter is available on our website at www.rivian.com. The members of our Planet and Policy Committee are Ms. Marcario and Mr. Schwartz. Ms. Marcario serves as the Chair of the Planet and Policy Committee.
The Planet and Policy Committee met one (1) time in 2021.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation for the following executive officers during the fiscal year ended December 31, 2021, which we refer to collectively as our named executive officers (“NEOs”):

Robert J. Scaringe	Founder and Chief Executive Officer (“CEO”)
Claire McDonough	Chief Financial Officer (“CFO”)
Jiten Behl	Chief Growth Officer (“CGO”)
Ryan Green	Former CFO and former Senior Vice President and Corporate Controller
Mr. Green ceased serving as our CFO on January 19, 2021, when he transitioned to Senior Vice President and Corporate Controller. Mr. Green subsequently terminated employment with us on May 20, 2021.
Executive Summary
Rivian exists to create products and services that help our planet transition to carbon neutral energy and transportation. Rivian designs, develops, and manufactures category-defining electric vehicles (“EVs”) and accessories and sells them directly to customers in the consumer and commercial markets. Rivian complements its vehicles with a full suite of proprietary, value-added services that address the entire lifecycle of the vehicle and deepen its customer relationships.
Starting with a clean sheet, we built a vertically integrated ecosystem comprised of our vehicle technology platform, cloud architecture, product development and operations, products, and services. Interconnected by our data and analytics backbone, our ecosystem is designed to deliver fast-paced innovation cycles, structural cost advantages, and exceptional customer experiences.
Our executive compensation program is designed to attract, retain, and motivate our executive team to fulfill our mission. We believe that our approach to executive compensation is aligned with our stockholder and broader stakeholder interests. Most compensation for our executive officers is delivered in equity, and in the case of our CEO, the majority is based on rigorous goals that are directly aligned with returns for our stockholders. We believe that equity compensation is a critical element of our compensation philosophy to focus our executive officers on our mission and the successful execution of our company priorities and aligns their interests with the long-term interests of our stockholders.
2021 Financial & Operating Highlights
In 2021, we achieved several significant financial and operational results:
•Production: Produced 1,015 vehicles by the end of 2021. 920 vehicles were delivered by that date.
•Vehicles: 3 vehicles certified for sale in the United States: R1T, R1S, and Electric Delivery Van (“EDV”).
•71,000 R1 net preorders in the U.S. and Canada as of December 15, 2021.
•100,000 EDV initial modifiable order from Amazon.
•Initial Public Offering: Completed our IPO with gross proceeds of approximately $13.7 billion before deducting underwriting discounts and commissions and estimated offering expenses.
•Employees: More than 10,000 employees as of December 31, 2021.
•Production Capacity: As of December 31, 2021, our Normal, Illinois facility (“Normal Factory”) can produce up to 150,000 vehicles annually (distributed between the R1 platform and the RCV platform) with plans to expand to 200,000 vehicles annually. We have also estimated up to 400,000 vehicles annual capacity planned for our Georgia facility.
•Forever: Established Forever, a philanthropic organization dedicated to addressing our planet’s climate crisis.

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2021 Executive Compensation Highlights
Our 2021 executive compensation program was designed to be consistent with our overall executive compensation philosophy, which is summarized below.
•No Changes to Base Salary. We made no changes to the base salaries of our NEOs during 2021.
•No Annual Incentive Bonus Payout. None of our NEOs received an annual incentive bonus for 2021 performance. Our annual incentive bonus opportunity for our NEOs consists of a holistic assessment of financial, production, customer/growth, and organizational goals. In assessing performance for 2021, the Compensation Committee took into consideration the fact that the company missed production goals for the year and decided to not award any annual incentive bonuses to our NEOs.
•One-Time Equity Awards. We granted our current CFO an option award at the time of her hire in January 2021. The award vests over 5 years. We granted our CGO an option award in August 2021 and a Restricted Stock Unit (“RSU”) award in October 2021 as part of an assessment of his ongoing leadership, contributions to our success, and total equity holdings over his long tenure with Rivian compared to similarly situated executives of our peer group. Both awards vest over 4 years.
•One-Time CEO Performance Equity Award. We granted a one-time equity award to our founder and CEO, consisting of a time and performance-based option award in January 2021, the majority of which vests only if we achieve stretch stock price goals over a sustained period. Our Board of Directors (in consultation with an independent compensation consultant) considered our CEO’s vested and unvested stock ownership, external market data for similarly situated executives and founders, and our CEO’s alignment with the company’s strategy in making the grant. Please see the “2021 CEO Performance Award” section below for additional details.
•Implementation of Enhanced Compensation Governance Practices. We adopted numerous compensation governance practices and policies in 2021, including:
•Establishing an independent Compensation Committee which oversees policies relating to the compensation and benefits of our officers and employees. The Compensation Committee’s responsibilities include:
•reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of these goals and objectives, and setting, or recommending to the Board of Directors, the compensation of our CEO, including bonus determinations;
•reviewing and setting, or recommending to the Board of Directors, the compensation of our other executive officers, including bonus determinations;
•making recommendations to our Board of Directors regarding the compensation of our directors;
•reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants.
•In connection with our IPO, we entered into new employment agreements with each of our NEOs (see “CEO Employment Agreements” and “CFO and CGO Employment Agreements”, respectively, for additional details).
•Establishing an insider trading compliance policy applicable to all directors, executive officers, and employees (see “Short Sales, Hedging, and Pledging Policies; Rule 10b5-1 Trading Plans” for additional details).
Our Compensation Philosophy
The purpose of our executive compensation program is to enable Rivian to attract, inspire, engage, develop, and reward our team in service of our mission.
We use the following principles to accomplish our philosophy:
•‘One Rivian’: We want our team to be aligned and motivated by the same goals, which is why our bonus program is based on company-wide operational goals.
•Competitiveness: The importance of attracting and retaining critical talent. We operate in a highly competitive talent market; our pay programs are designed to be competitive to attract new talent to the company and retain current talent that supports our trajectory.

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•Long-Term Ownership: Our goal is to have all of our employees, including our executives, think like owners and to have alignment with the long-term value creation of the company. We heavily weight our total pay packages towards equity to ensure that our executives and employees are committed the long-term success of the company.
Our Commitment to Best Practices
We have adopted the following policies and practices to ensure proper governance of our executive compensation programs and strengthen the alignment of our executive compensation programs and stockholder interests:

What We Do	What We Don’t Do
Retain 100% independent directors on our Compensation Committee	No pension plans or supplemental retirement plans
The Compensation Committee engages an independent compensation advisor who provides no other services to the company	No hedging or pledging of our stock by directors or employees
A significant portion of compensation for Named Executive Officers is at-risk, and based on either our stock price performance or company financial and operational goals	No excise tax gross-ups upon a change in control
Annual review of named executive officer compensation and peer group data
Double-trigger change in control arrangements
Regularly assess the risk-reward balance of our compensation programs to mitigate undue risks
Our Executive Compensation Process
Our compensation process is collaborative. The Compensation Committee, its independent advisor Semler, other independent board members, outside legal counsel, our management team and our CEO (except with respect to their own compensation) each provides valuable input and perspectives that are used to make executive compensation decisions. We believe this approach allows us to leverage the diverse experience and expertise of these groups for setting compensation levels and identifying metrics to use and how compensation should be delivered to executive officers when performance expectations are met or exceeded.
Overview of Factors Considered in Setting Executive Compensation
•Peer Group and Competitive Positioning
The Compensation Committee assesses the competitiveness of each element of our executive officers’ total direct compensation against the compensation peer group, as discussed below.
In developing this compensation peer group, the Compensation Committee, in collaboration with Semler, considered a number of factors, including:
•Industry: ensuring we identify companies that face similar business and talent challenges (e.g., software, automobile, etc.);
•Scale and complexity: ensuring market capitalization and revenue opportunities are comparable;
•Business characteristics: ensuring geographic location, growth projections, valuation multiples, etc. are taken into account; and
•Talent: ensuring we are competitive with high potential, high performing technology companies with which we routinely compete for talent.

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Executive Compensation Peer Group

•CrowdStrike •DocuSign •DoorDash •Lyft •NIO •NVIDIA Corporation •Palantir Technologies	•Peloton Interactive •Pinterest •Roku •ServiceNow •Snap •Spotify Technologies •Tesla	•The Trade Desk •Twitter •Uber Technologies •Workday •Zillow Group •Zoom Video
As an additional reference, we also review the pay levels and practices of select traditional automotive companies to ensure we have a full picture of the industry. We do not benchmark pay levels to these companies, but rather use the data as an additional input when making decisions.
While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a meaningful input to our compensation policies and practices in order to attract and retain qualified executive officers. When making decisions on total compensation for executive officers, the Compensation Committee also considers a number of other factors, including company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal pay equity considerations.
We intend to review our peer group annually to reflect changes to our size and scale and ensure it continues to be aligned with our business and talent needs.
Key Factors in Determining Executive Compensation
Role of the Compensation Committee: The Compensation Committee is responsible for establishing and reviewing general policies and plans relating to compensation and benefits of our employees and for our overall compensation philosophy. The Compensation Committee reviews, approves, and determines, or makes recommendations to our Board of Directors regarding, the compensation of our management team, including our CEO and other NEOs, and non-employee directors. This includes evaluating the performance, or assisting in the evaluation of the performance, of our management team, including our CEO and other NEOs, and periodically reviewing and discussing with our Board of Directors the corporate succession and development plans for our executive officers and certain key employees. The Compensation Committee is also responsible for evaluating the performance of the independent compensation consultant, reviewing, approving, and administering our incentive compensation plans, and reviewing, administering and recommending to our Board of Directors changes to our equity compensation plans.
Role of Management: Our CEO reviews the amount and structure of pay components for members of our management team other than himself (salary, bonus, and long-term incentives), identifies key targets and objectives, and negotiates the material terms of the sign-on pay packages and employment agreements for new members of our management team and separation agreements for departing executives, considers market data presented by our compensation advisors and internal corporate data to determine executive officer pay recommendations for the Compensation Committee, and evaluates the performance of our management team, including our NEOs, and reviews their performance with the Compensation Committee.
Our people, finance, and legal teams support the Compensation Committee by providing data on market pay practices, internal labor force considerations, as well as internal employee sentiment and engagement, support our CEO with information on corporate and individual performance for NEOs and provide recommendations on other compensation matters, and present information and provide clarity on market data, but refrain from participating in discussions or final decisions on their own pay quantum and structure.
Role of our Compensation Advisor: Prior to March 2021, the Board of Directors engaged Compensia to provide data and guidance on executive compensation matters, namely the development of the equity award made to our CEO in January 2021. In March 2021, the Compensation Committee engaged Semler as its independent compensation advisor. Semler attends meetings at request of the Compensation Committee, meets with the Compensation Committee in executive session without management, and communicates with the Compensation Committee regarding emerging issues and other matters. They review and provide advice relating to:
•overall compensation philosophy and alignment with our business strategy;
•annual and long-term incentive plans, including the degree to which incentive plans support business strategies and balance risk-taking with potential reward;

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•peer group pay and performance comparisons;
•competitiveness of NEOs’ compensation;
•changes to NEOs’ compensation levels;
•design of other compensation and benefits programs, including severance and change in control arrangements; and
•preparation of public filings related to executive compensation, including CD&A and accompanying tables and footnotes.
Semler does not provide any services to us other than the aforementioned services provided to the Compensation Committee. The Compensation Committee assessed the independence of Semler and concluded that there are no conflicts of interest regarding the work that Semler performs for the Compensation Committee.
Elements of Executive Pay and 2021 Compensation
Base Salary
We use base salary to provide a fixed amount of compensation for our NEOs in exchange for their services. We generally position base salary for our NEOs below market levels, emphasizing instead at-risk equity compensation as the primary vehicle for delivering compensation to our NEOs. The annual base salaries for our NEOs during 2021 are set forth in the table below.

Executive	FY21 Salary ($)

Robert J. Scaringe – Founder and CEO	650,000
Claire McDonough – CFO	400,000
Jiten Behl – CGO	400,000
Ryan Green – Former CFO	325,000
Annual Incentive Bonus
Our NEOs are each eligible to receive an annual performance-based cash incentive with a target opportunity expressed as a percentage of annual base salary and payment based on our Compensation Committee’s assessment of corporate performance.
Our Compensation Committee, with input from our management team, developed a framework for assessing our annual performance for 2021. The Compensation Committee agreed on production targets, financial targets related to vehicle production, and internal metrics to assess 2021 performance, with the heaviest weight being given to the production targets. Specifically, these factors included (i) production targets of three vehicles launched and in market by December 31, 2021 and 2,000 vehicles produced by December 31, 2021, (ii) certain targets for the cost of the vehicles produced, and (iii) certain additional factors and metrics based on nonpublic, internal information.
Following the end of the year, our Compensation Committee assessed our overall corporate performance in 2021 based on key financial, commercial, product, production, and organization accomplishments during 2021. Based on our performance and with specific recognition that we missed our production goal objectives in 2021, the Compensation Committee determined to pay no annual incentive bonuses for our NEOs for the year. Our Compensation Committee established the targets at levels our Compensation Committee intended to be difficult to achieve and requiring significant effort on the part of our NEOs to be achieved.

For 2021, the target annual incentive bonus opportunities and actual annual incentive bonus awards for our NEOs were:

Named Executive Officer	2021 Target Bonus as % of Salary (%)	2021 Target Bonus ($)	2021 Actual Bonus ($)	2021 Bonus as % of Target (%)

Robert J. Scaringe – Founder and CEO	50	325,000	—	—
Claire McDonough – CFO	50	200,000	—	—
Jiten Behl – CGO	50	200,000	—	—
Mr. Green’s employment with the company terminated on May 20, 2021 and he was not eligible for an annual incentive bonus for 2021 performance.

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Long-Term Incentive Compensation
Our equity award program is the primary vehicle used to differentiate compensation and for offering long-term incentives to our NEOs. Our equity-based incentives have historically been granted to our NEOs in the form of stock options with time-based vesting (except for the October 2021 grant of RSUs to our CGO and the January 2021 option award to our CEO which includes a mix of performance and time-based vesting). Equity awards granted to our NEOs generally vest over four years, subject to their continued service. We believe that equity awards align the interests of our NEOs with our stockholders, provide our NEOs with incentives linked to long-term performance, and foster an ownership mentality. In addition, the long-term vesting features of our equity awards support our belief in management longevity because they create retentive hold.
The table below outlines the one-time awards granted to Ms. McDonough and Mr. Behl in 2021:

	# of Shares Granted
Executive	Stock Options	RSUs
Claire McDonough – CFO	750,000	—
Jiten Behl – CGO	240,000	20,000
Our Board of Directors granted our CFO an option to purchase 750,000 shares of our Class A common stock at the time of her hire in January 2021. The option has an exercise price per share of $21.72, which our Board of Directors determined was equal to the fair market value of a share of our Class A common stock on the date of grant. The size of our CFO’s option grant was determined by our Board of Directors as part of arms-length negotiations with our CFO and based on management recommendations considering external and internal equity data. The option vests over five years subject to our CFO’s continued service to us.
In light of our CGO’s on-going leadership and contributions to our success, our Compensation Committee granted our CGO an option to purchase 240,000 shares of our Class A common stock in August 2021. The option originally had an exercise price per share of $32.09, which our Compensation Committee contemporaneously had determined to equal fair market value of a share of our Class A common stock on the date of grant. The size of the option grant was determined by our Compensation Committee after its review of the aggregate vested and unvested holdings of our CGO in comparison with his peers and similarly situated executives at our peer group of companies. The option vests over four years subject to our CGO’s continued service to us.
In October 2021, in connection with our IPO, our Compensation Committee reassessed fair market value of our Class A common stock as of the August 2021 grant date of our CGO’s option and determined fair market value was actually $38.86 per share. In order to avoid adverse tax consequences for our CGO, our Compensation Committee increased the exercise price of the option to $38.86 per share. In light of the increase to the exercise price, and to preserve the intended economic benefit of the option granted to our CGO, our Compensation Committee granted him 20,000 RSUs that vest over four years subject to his continued service to us.
2021 CEO Performance Award
In January 2021, our Board of Directors and stockholders approved an equity award to our CEO consisting of a time-based option to purchase 6,785,315 shares of our common stock and a performance-based option to purchase up to 20,355,946 shares of our common stock (the “2021 CEO Equity Award”).
Our Board of Directors, in consultation with Compensia, an independent compensation consultant, considered a number of factors in determining whether to grant the 2021 CEO Equity Award as well as the equity award’s terms and conditions. Such factors included our CEO’s then-current ownership interest in the company, the proportion of such ownership interest that was fully vested, external market data for similarly situated executives among comparable companies, and the company’s interest in incentivizing our CEO to deliver on the company’s strategy and align his long-term interests with those of our stockholders.
The time-based option vests in six equal installments on each of the first through sixth anniversaries of the IPO of our Class A common stock, which occurred in November 2021, subject to continued service to us. The performance-based option vests in twelve installments contingent on the achievement of four stock price goals over a performance period that commences in January 2027 and ends in January 2031 as set forth in the table below. The four stock price goals are, on a price-per share basis (calculated based on an average over an applicable 90 consecutive trading-day period), $110, $150, $220, and $295, in each case as adjusted to reflect the impact of any stock dividends, stock splits, recapitalization or other changes in the corporate structure of the company. Such stock prices reflect performance-based goals of approximately 5x to 13x increases in our stock price based on the fair market value of a share of our Class A common stock on the date of grant, which was $21.72.
In an effort to reward sustained performance over time, achievement of the stock price goals will be assessed on each of three assessment dates: the sixth, eight, and nine-year and sixth month anniversaries of the grant date, with up to 1/3 of the applicable performance-based portion of the award being eligible to vest on each assessment date, or subsequent to each such assessment date if the relevant stock price goal is achieved following such assessment date and during the

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performance period. For the purposes of clarity, the first assessment date of the performance-based portion of the award has not yet occurred and, as such, no options underlying such portion of the award have vested, and will not begin vesting until January 19, 2027 at the earliest, which is the first potential vesting date.

Price Per Share Goal[1]	Number of Shares that Vest if Such Price Per Share Goal is Met or Exceeded on or after January 19, 2027	Number of Shares that Vest if Such Price Per Share Goal is Met or Exceeded on or after January 19, 2029	Number of Shares that Vest if Such Price Per Share Goal is Met or Exceeded on or after July 19, 2030	Total Number of Shares if Such Price Per Share Goal is Met or Exceeded During Period from January 19, 2027 to the Expiration of the Option Award

$110.00	1,130,885	1,130,885	1,130,887	3,392,657
$150.00	1,130,886	1,130,886	1,130,886	3,392,658
$220.00	2,261,771	2,261,771	2,261,773	6,785,315
$295.00	2,261,772	2,261,772	2,261,772	6,785,316
Total:				20,355,946
(1)The “Price Per Share Goal” is measured over a 90 consecutive trading day period, beginning on the 89th trading day prior to January 19, 2027 and continuing through to the expiration date of the option award, and was intended as of the grant date to approximate a market capitalization of the company of $75 billion, $100 billion, $150 billion and $200 billion, respectively.
The options each have a ten-year term and generally become exercisable as they vest. The options are also subject to certain forfeiture and accelerated vesting provisions with respect to all or a portion of the award in the event of a change of control combined with a change in role or termination of service.
Other Compensation Information and Benefits
Health and Welfare Benefits and Retirement Savings
All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our NEOs.
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Internal Revenue Code (the “IRS Code”). Our 401(k) plan provides for an employer matching contribution equal to 50% of the first four percent of eligible compensation (up to the applicable limits under the IRS Code) contributed to the plan by an employee, including an NEO.
In addition, we provide cell phone and internet allowances for our U.S. full-time employees, including our NEOs. The actual cell phone and internet allowance amounts paid to our NEOs for 2021 are set forth below in the “All Other Compensation” column of the “2021 Summary Compensation Table .”
Perquisites and Other Personal Benefits
We provide our NEOs perquisites and other personal benefits when we determine that the perquisites or personal benefits will serve to incentivize our NEOs or allow our NEOs to work more efficiently.
Our NEOs are allowed to bring family members on chartered aircraft when there are otherwise open seats, but there was no incremental cost to us in 2021 as a result of any such family members. We may also provide certain relocation benefits and/or reimbursements for our NEOs in connection with their relocation to one of our offices. During 2021, we provided relocation expense reimbursements for our CFO and her family in connection with her commencement of employment with us and a tax gross up associated with the income recognized by our CFO in connection with her relocation expense reimbursements. In addition, beginning in 2021, all of our NEOs were eligible to participate in our R1T Employee Early Adopter Program. Under this program, in which all U.S.-based full-time employees were invited to participate, we provided our employees, including our NEOs, an opportunity to purchase early production R1T Launch Edition vehicles and we pay a cash subsidy for those who participate for a period of up to two years. All of our NEOs (other than Mr. Green) participated in this program in 2021.
Because of the high visibility of our company, our Compensation Committee has authorized security for our CEO and his family to address safety concerns due to specific threats to safety arising directly as a result of his position as our founder and CEO. We require these security measures for the company's benefit because of the importance of our CEO to Rivian and we believe that the scope and costs of these security programs are appropriate and necessary. Our Compensation Committee, with the assistance of an independent third-party security expert, evaluated this security program prior to implementation and intends to evaluate the security program at least annually.

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Under the security program, we pay for costs related to personal security for our CEO and his family at his residences and during personal travel, including the annual costs of security personnel for his protection, and the procurement, installation, and maintenance of certain security measures at his residences.
The costs related to personal security for our CEO at his residences pursuant to his overall security program are reported as other compensation in the "All Other Compensation" column of the “2021 Summary Compensation Table " below.
Employment Agreements and Severance and Other Benefits Payable Upon Termination of Employment or Change in Control
In preparation for our IPO, we reviewed our NEO’s employment terms to ensure we aligned our approach with best practices and to help ensure continuity at the executive leadership level while remaining competitive with our peers. Based upon this review, we entered into new employment agreements with each of our NEOs, setting forth the terms and conditions of each NEO’s employment with us, including initial base salary, target annual incentive bonus opportunity, standard employee benefits eligibility, certain severance provisions described below and, with respect to our CEO, certain perquisites and personal benefits described above. In January 2021, we entered into a transition and release agreement with our former CFO, which provided the terms and conditions of his transition services as our Senior Vice President and Corporate Controller between January 19, 2021 and May 20, 2021, the date of termination of his employment with us. In connection with the IPO of our Class A common stock, we entered into new employment arrangements with our CEO, CFO and CGO, which superseded their prior agreements.
CEO Employment Agreements
We entered into an employment agreement with our CEO in November 2021 (the “CEO Employment Agreement”), pursuant to which he serves as our Chief Executive Officer. The CEO Employment Agreement has an initial term of three years from the effective date of the agreement, and will automatically renew for successive one-year terms unless either party provides notice of termination of our CEO’s employment no later than 90 days’ before the expiration of the initial or extended term, as applicable. Our CEO will receive pay and benefits in lieu of the notice period if our Board of Directors approves a waiver of the 90-day notice requirement.
The CEO Employment Agreement provides that in the event of our CEO’s termination of employment due to death or disability, our CEO will be entitled to receive: (i) continued payment of his base salary through the end of the 12th consecutive month following his termination and a pro-rated annual incentive bonus based on the bonus most recently paid or becoming payable to him; and (ii) continued provision of any health, dental, and vision benefits to his eligible dependents for one year following the date of termination, or in the discretion of the company, an amount equal to the cost of continued coverage for one year under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
In addition, the CEO Employment Agreement provides that in the event of our CEO’s termination of employment by us without Cause or his resignation for Good Reason (as these terms are defined in the CEO Employment Agreement), in either case, other than during the Change in Control Period (as defined below), or due to our failure to renew the initial term or an extended term of the employment agreement, as applicable, then, subject to our CEO’s execution of a release of claims and his continued compliance with the restrictive covenants and confidentiality obligations set forth in the CEO Employment Agreement, our CEO will be entitled to receive:
•continued base salary for a period of 12 months after his termination;
•a pro-rated annual incentive bonus (based on the number of days he was employed during the calendar year of his termination) using the greater of his target annual incentive bonus amount or the annual bonus he would have earned had he remained employed with us through the end of the calendar year; and
•a lump sum payment equal to the amount the company would have otherwise contributed towards his group health plan premiums as an active employee for a 12-month period.
In the event of our CEO’s termination of employment by us without Cause or his resignation for Good Reason, in either case, during the period beginning three months prior to a Change in Control (“CIC”) (as defined in our 2021 Incentive Award Plan) and ending 12 months after a Change in Control (such period, the “Change in Control Period”), then, subject to our CEO’s execution of a release of claims and his continued compliance with the restrictive covenants and confidentiality obligations set forth in the CEO Employment Agreement, our CEO will be entitled to receive:
•a lump sum cash payment equal to 12 months of his annual base salary;
•a pro-rated annual incentive bonus (based on the number of days he was employed during the calendar year of his termination) using the greater of his target annual incentive bonus amount or the annual incentive bonus he would have earned had he remained employed with us through the end of the calendar year;
•a lump sum payment equal to the amount the company would have otherwise contributed towards his group health plan premiums as an active employee for a 12-month period; and

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•full, accelerated vesting and exercisability, if applicable, of each of his then-outstanding and unvested equity awards, excluding (i) the equity award granted to him in January 2021 and (ii) any awards that vest in whole or in part based on the attainment of performance-vesting conditions.
Previous to the CEO Employment Agreement, we entered into an employment agreement with our CEO in 2015, which was subsequently amended in 2017, providing for his employment as our Chief Executive Officer. The previous employment agreement provided that in the event of our CEO’s termination of employment due to death or disability, our CEO would be entitled to receive: (i) continued payment of his base salary through the end of the third consecutive month following his termination and a pro-rated annual incentive bonus based on the annual incentive bonus most recently paid or becoming payable to him; and (ii) continued provision of any health, dental and vision benefits to his eligible dependents for one year following the date of termination, or in the discretion of the company, an amount equal to the cost of continued coverage for one year under COBRA. In addition, the previous employment agreement provided that in the event of our CEO’s termination of employment by us without Cause, his resignation for Good Reason (as these terms are defined in the previous employment agreement) or our failure to make an offer of renewal for a term of at least one year on terms at least as favorable as his then-current terms of employment within four months prior to the expiration of the previous employment agreement, then, subject to our CEO’s execution of a release of claims, our CEO would be entitled to receive: (i) a lump sum payment equal to his annual base salary; (ii) an annual incentive bonus for the year of termination based on actual achievement and prorated to reflect his partial year of service; and (iii) continuation of health, medical, dental and vision benefits for him and his eligible dependents for one year following the date of termination, or in the discretion of the company, an amount equal to the cost of continued coverage for one year under COBRA.
CFO and CGO Employment Agreements
As noted above, in connection with the IPO of our Class A common stock, we entered into employment agreements with our executive officers, including our CFO and CGO (the “CFO Employment Agreement” and the “CGO Employment Agreement,” respectively, and each an “NEO Employment Agreement”). The NEO Employment Agreements share common terms and include the following provisions:
In the event we terminate the CFO or CGO without Cause, or if they resign for Good Reason (as these terms are defined in the NEO Employment Agreements), then, subject to execution of a release of claims and continued compliance with the restrictive covenants and confidentiality obligations set forth in the NEO Employment Agreements, they would be entitled to receive:
•continued base salary for a period of 12 months after their termination or, in the event such termination occurs within a Change in Control Period, a lump sum cash payment equal to 12 months of their annual base salary;
•a pro-rated portion (based on the number of days they were employed during the calendar year of their termination) of the annual incentive bonus they would have earned had they remained employed with us through the end of the calendar year;
•a lump sum payment equal to the amount the company would have otherwise contributed towards their group health plan premiums as an active employee for a 12-month period; and
•in the event such termination occurs within a Change in Control Period, full, accelerated vesting and exercisability, if applicable, of all then-outstanding and unvested equity awards, excluding awards that vest in whole or in part based on the attainment of performance-vesting conditions.
Prior to the CFO Employment Agreement, we entered into a previous employment agreement with our CFO in January 2021 in connection with her commencement of employment with us. The previous employment agreement provided for her employment as our Chief Financial Officer. The previous employment agreement provided that in the event we terminated her employment without Cause or her resignation for Good Reason (as these terms are defined in the previous employment agreement), then, subject to her execution of a release of claims, our CFO would be entitled to receive cash severance in an amount equal to 12 months of her annual base salary, payable in installments in accordance with our normal payroll practices, and an amount in cash equal to 12 months of COBRA premiums, payable in a single lump sum.
Prior to the CGO Employment Agreement, we entered into a previous employment agreement with our CGO in 2018, providing for his employment as our CGO. The previous employment agreement provided that in the event we terminated his employment without Cause or his resignation for Good Reason (as these terms are defined in the previous employment agreement), then, subject to his execution of a release of claims, our CGO would be entitled to receive cash severance in an amount equal to nine months of his annual base salary, payable in installments in accordance with our normal payroll practices.
Former CFO Employment Agreement and Transition and Separation Agreement
We entered into an employment agreement with our former CFO in 2018, pursuant to which he served as our Chief Financial Officer through January 19, 2021. The employment agreement provided that in the event of our former CFO’s termination of employment by the company without Cause or his resignation for Good Reason (as these terms are defined in the

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employment agreement), our former CFO would be entitled to receive continued base salary and benefits (or the cash amount paid by the company in respect thereof) for a period of six months from the date of termination.
On March 2, 2021, we entered into a transition and release agreement with our former CFO that provided the terms and conditions for his transition services as our Senior Vice President and Corporate Controller effective as of January 19, 2021 and ending May 20, 2021, the date he resigned his employment with us. During the period of his continued service as our Senior Vice President and Corporate Controller, he continued to receive his annual base salary of $325,000 and was eligible for continued benefits. In exchange for a general release of claims against us set forth in a separation and release agreement that was delivered after his resignation, and in accordance with the transition and release agreement, our former CFO was entitled to continued base salary for a period of 26 weeks following his resignation and compensation equivalent to the gross amount of six months of the company’s portion of health benefits, payable in installments over 26 weeks following his termination. In addition, his vested options remained outstanding in accordance with the terms of the company equity plan under which they were granted.
See “—Potential Payments Upon Termination or Change in Control” for the quantification of the severance and change in control benefits described below.
Deductibility of Executive Compensation
Generally, Section 162(m) of the IRS Code limits amount we may deduct from our federal income taxes for compensation paid to our CEO, our other NEOs and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the IRS Code to $1 million per individual per year. In approving the amount and form of compensation for our NEOs in the future, we intend to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the IRS Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Section 280G, 4999, or 409A of the IRS Code. If any of the payments or benefits provided for under the employment agreements or otherwise payable to an NEO would constitute “parachute payments” within the meaning of Section 280G of the IRS Code and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO.
Short Sales, Hedging, and Pledging Policies; Rule 10b5-1 Trading Plans
We have an insider trading compliance policy that prohibits all of our directors, executive officers and employees from, among other things, engaging in short sales, hedging or similar transactions designed to decrease the risks associated with holding equity in Rivian, unless otherwise approved by our Board of Directors. This prohibition encompasses transactions in options (other than options granted under our equity compensation plans), prepaid variable forward contracts, equity swaps, collars, and exchange funds with respect to Rivian securities. Our insider trading compliance policy also prohibits purchasing on margin as well as pledging Rivian securities as collateral to secure loans, unless otherwise approved by our Board of Directors. As of April 11, 2022, our Board of Directors has not approved any such transactions.
In addition, two of our current NEOs have entered into Rule 10b5-1 trading plans that are effective as of December 2, 2021, as amended on March 15, 2022, for our CFO, and as of December 3, 2021, as amended on March 15, 2022, for our CGO. As of April 11, 2022, none of our directors have entered into Rule 10b5-1 trading plans.
Employee Compensation Risks
The Compensation Committee oversees management of risks relating our compensation plans and programs. Our management and the Compensation Committee have assessed the risks associated with our compensation policies and practices for all employees, including our NEOs. Our plans and programs include certain features that help mitigate the likelihood of excessive risk-taking, which include: (i) a pay program at the executive level that emphasizes long-term incentive compensation that is based on the company’s stock price performance and vests over multiple years, (ii) long-term incentive compensation for the majority of employees that is not highly leveraged, (iii) the Compensation Committee retains discretion in determining annual incentive bonus payouts, if any, and (iv) the Compensation Committee reviews and approves incentive bonus targets which include objectives that are linked to external guidance. Based on the results of this assessment, we do not believe that our compensation plans and programs for all employees, including our NEOs, create risks that are reasonably likely to have a material adverse effect on the company.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sanford Schwartz (Chair)
Karen Boone

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Compensation of our Named Executive Officers
2021 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Robert J. Scaringe	2021	650,000	—	—	421,364,482	126,197	422,140,679
Founder and Chief Executive Officer	2020	650,000	650,500	—	—	—	1,300,500
Claire McDonough	2021	367,692	—	—	31,170,000	82,179	31,619,871
Chief Financial Officer
Jiten Behl	2021	400,000	—	1,178,876	20,783,650	10,695	22,373,221
Chief Growth Officer	2020	400,000	300,000	—	365,000	5,700	1,070,700
Ryan Green(4)	2021	136,250	—	—	—	178,349	314,599
Former Chief Financial Officer	2020	325,000	125,000	—	149,483	5,700	605,183

(1)The amounts represent the aggregate grant date fair value of restricted stock units granted to our CGO during 2021, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(2)The amounts represent the aggregate grant date fair value of stock options granted during 2021, computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value of the stock options are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. In January 2021, our CEO was granted an option that vests based on the achievement of certain stock price hurdles. The fair value of the option was calculated based on a Monte-Carlo simulation, for which the assumptions used are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. In October 2021, in connection with the new and amended employment agreements we entered into with each of our CEO, CFO and CGO, which included accelerated vesting upon certain terminations of employment, the terms of previously granted option awards were deemed to be materially modified. As such, the amount reported for option awards for our CEO, CFO and CGO included in the table for 2021 includes the incremental fair value resulting from the revised terms of the option awards.
(3)The following table provides the amounts of other compensation paid to, or on behalf of, NEOs during 2021 included in the “All Other Compensation” column:

Name	401(k) Matching Contributions ($)	Cell Phone Allowances ($)	Internet Allowances ($)	Gifts ($)	R1T Early Employee Adopter Program Payments ($)	Relocation Reimbursements ($)	Relocation Reimbursements Tax Gross-Up ($)	Security Services ($)	Severance Payments ($)	Total ($)

Robert J. Scaringe	—	—	—	709	4,500	—	—	120,988	—	126,197
Claire McDonough	5,800	575	575	—	1,500	50,254	23,475	—	—	82,179
Jiten Behl	5,800	—	575	820	3,500	—	—	—	—	10,695
Ryan Green	5,225	—	200	—	—	—	—	—	172,924	178,349

(4)    Mr. Green transitioned from his role as our CFO to our Senior Vice President and Corporate Controller on January 19,2021, and resigned his employment with us on May 20, 2021.

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Grants of Plan-Based Awards in Fiscal 2021
The following table provides supplemental information relating to grants of plan-based awards made during the fiscal year ended December 31, 2021 to help explain information provided above in our 2021 Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during the fiscal year ended December 31, 2021.

Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(4)

Robert J. Scaringe			40,625	325,000	650,000
	1/19/2021	(5)				1,130,885	20,355,946	20,355,946	—	—	21.72	151,556,125
	1/19/2021	(6)				—	—	—	—	6,785,315	21.72	89,076,937
	10/30/2021	(7)				—	—	—	—	8,699,550	2.63	180,731,420
Claire McDonough			25,000	200,000	400,000
	1/26/2021	(8)				—	—	—	—	750,000	21.72	6,990,000
	10/30/2021	(7)				—	—	—	—	750,000	21.72	24,180,000
Jiten Behl			25,000	200,000	400,000
	8/23/2021	(9)				—	—	—	—	240,000	38.86	4,068,000
	10/30/2021					—	—	—	20,000	—	—	1,178,876
	10/30/2021	(7)				—	—	—	—	240,000	38.86	3,794,400
	10/30/2021	(7)				—	—	—	—	250,000	3.36	6,806,250
	10/30/2021	(7)				—	—	—	—	125,000	7.68	6,115,000
Ryan Green(10)	—					—	—	—	—	—	—	—
(1)Represents the potential payments under our performance-based cash incentive program for fiscal 2021. The threshold amount represents the amount payable upon achievement of a single performance target at the minimum level and maximum represents the amount payable upon achievement of each performance target at the maximum level. As described above under the heading “Annual Incentive Bonus”, the Compensation Committee determined to pay no annual incentive bonuses for our NEOs for fiscal 2021.
(2)Subject to continued service to us, restricted stock units vest in 16 equal quarterly installments commencing on November 15, 2021, provided, that no restricted stock units will vest prior to the six month anniversary of the IPO of our Class A common stock.
(3)Except as otherwise noted, options vest and become exercisable as to 25% of the underlying shares of Class A common stock subject to the option on each of the first four anniversaries of the date of grant, subject to continued service to us.
(4)The amounts represent the aggregate grant date fair value of restricted stock units granted during 2021, and the grant date fair value and incremental fair value of stock options granted or modified during 2021, in each case, computed in accordance with ASC Topic 718. The assumptions used in calculating the fair value of the restricted stock units and stock options are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(5)Option that vests based on the achievement of stock price hurdles, as described above under the heading “2021 CEO Performance Award”. The fair value of the option was calculated based on a Monte-Carlo simulation, for which the assumptions used are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(6)Option that vests and becomes exercisable in six equal installments on each anniversary of the IPO of our Class A common stock, subject to continued service to us. The fair value of the option was calculated based on a Monte-Carlo simulation, for which the assumptions used are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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(7)In October 2021, in connection with the new and amended employment agreements we entered into with each of our CEO, CFO and CGO, the terms of previously granted option awards were deemed materially modified as a result of potential accelerated vesting in connection with certain terminations of employment. As such, amounts are reported for options previously granted to our CEO, CFO and CGO and reflect the incremental fair value resulting from the revised terms of the option awards. The vesting of each award is set forth in the Outstanding Equity Awards at Fiscal Year-End Table below.
(8)Option vests as to 20% of the underlying shares of Class A common stock subject to the option on each of the first five anniversaries of February 1, 2021, subject to continued service to us.
(9)On October 30, 2021, our Compensation Committee determined that our CGO was granted an option with an exercise price that was less than fair market value on August 23, 2021 and, as a result, retroactively increased the exercise price of the option. No other terms of the option changed. The increased exercise price is reflected in the table.
(10)Mr. Green’s employment with the company terminated on May 20, 2021, and he was not eligible for an annual incentive bonus for the 2021 fiscal year.

Outstanding Equity Awards at Fiscal Year-End Table
The following table lists all outstanding equity awards, including unexercised options, stock that has not vested, and equity plan incentive awards held by our NEOs as of December 31, 2021.

			Option Awards					Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Robert J. Scaringe	2/14/2019	(2)	5,437,250	3,262,300		2.63	3/15/2029
		(3)			1,000,000	3.36	7/8/2029
	1/19/2021	(4)			20,355,946	21.72	1/19/2031
	1/19/2021	(5)	—	6,785,315		21.72	1/19/2031
Claire McDonough	2/1/2021	(6)	—	750,000		21.72	1/26/2028
Jiten Behl		(8)	125,000	—		2.85	6/20/2026
		(8)	37,500	—		2.85	4/25/2027
		(8)	12,500	—		2.85	8/4/2027
		(8)	25,000	—		2.85	10/9/2027
	7/8/2019	(7)	125,000	125,000		3.36	7/8/2029
	7/8/2019	(3)			250,000	3.36	7/8/2029
	12/16/2020	(7)	31,250	93,750		7.68	12/16/2027
	8/23/2021	(7)	—	240,000		38.86	8/23/2028
	11/15/2021	(9)						20,000	2,073,800
Ryan Green	7/8/2019	(8)	18,750			3.36	7/8/2029
	5/6/2020	(8)	18,750			5.26	5/6/2027

(1)Value of restricted stock units calculated by multiplying $103.69, the closing trading price of our Class A common stock on December 31, 2021, by the number of restricted stock units outstanding.

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(2)12.5% of the shares underlying the option vest on each 6-month anniversary from the vesting commencement date, subject to our CEO’s continued employment with us through the applicable vesting date.
(3)100% of the option will vest upon the completion of our 5,000th production vehicle, subject to the NEO’s continued employment through such date.
(4)Option that vests based on the achievement of stock price hurdles, as described above under the heading “2021 CEO Performance Award”.
(5)The option vests in six equal installments on each anniversary of the IPO of our Class A common stock, subject to continued service to us.
(6)Option vests as to 20% of the underlying shares of Class A common stock subject to the option on each of the first five anniversaries of February 1, 2021, subject to continued service to us.
(7)Option vests as to 25% of the underlying shares of Class A common stock subject to the option on each of the first four anniversaries of the date of grant, subject to continued service to us. On October 30, 2021, our Compensation Committee increased the exercise price of the option originally granted on August 23, 2021. No other terms of the option changed. The revised exercise price is reflected in the table.
(8)Fully vested as of December 31, 2021.
(9)Subject to continued service to us, restricted stock units vest in 16 equal quarterly installments commencing on November 15, 2021, provided, that no restricted stock units will vest prior to the six month anniversary of the IPO of our Class A common stock.

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Option Exercises and Stock Vested in Fiscal 2021
The following table provides information regarding stock option exercises during 2021. None of our NEOs had stock awards vest during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Robert J. Scaringe	—	—	—	—
Claire McDonough	—	—	—	—
Jiten Behl	—	—	—	—
Ryan Green	131,250	14,700,956	—	—

Potential Payments Upon Termination or Change in Control
As described above, we have entered into employment agreements with each of our NEOs. The following table quantifies the benefits payable to our NEOs upon certain terminations of employment using the assumptions set forth below. We have excluded our former CFO from the table since he terminated employment with us prior to December 31, 2021. In connection with his termination of employment, we paid him cash severance in the amount of $162,500 and a stipend to cover COBRA costs in the amount of $10,424 for total severance of $172,924, which was paid to him over 26 weeks following his termination of employment with us in May 2021.

Name	Cash Severance ($)	COBRA Premiums ($)	Equity Acceleration ($)(1)	Total Potential Payment ($)(2)

Robert J. Scaringe(3)
Qualifying Termination	975,000	12,390	0	987,390
Qualifying Termination in Connection with a CIC	975,000	12,390	329,688,038	330,675,428
Claire McDonough
Qualifying Termination	600,000	15,610	0	615,610
Qualifying Termination in Connection with a CIC	600,000	15,610	61,477,500	62,093,110
Jiten Behl
Qualifying Termination	600,000	16,352	0	616,352
Qualifying Termination in Connection with a CIC	600,000	16,352	39,175,188	39,791,540
(1)Represents the difference between $103.69, the closing trading price of our Class A common stock on December 31, 2021, less any exercise price multiplied times the number of shares underlying the equity award for which vesting would be accelerated.
(2)Amounts shown constitute the maximum potential payment the NEO would have received as of December 31, 2021. Amounts of any reduction pursuant to the parachute payment best pay provision, if any, would be calculated upon actual termination of employment.
(3)The amount shown for Dr. Scaringe under Equity Acceleration and Total Potential Payment for Qualifying Termination in Connection with a CIC was subsequently reduced by $329,688,038 as of February 14, 2022, as that award has fully vested.

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Director Compensation
The following table sets forth information concerning the compensation earned or paid to our non-employee directors during the fiscal year ended December 31, 2021. Dr. Scaringe is compensated as an employee for service as our Chief Executive Officer and does not receive additional compensation for his service as a member of our Board of Directors. See “Compensation of our Named Executive Officers—2021 Summary Compensation Table ” above for information regarding his compensation as our employee.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)

Karen Boone	15,543	9,363	178,752	203,658
Sanford Schwartz	10,951	6,567	721,296	738,814
Pamela Thomas-Graham(3)	10,951	6,567	977,778	995,296
Rose Marcario(4)	9,185	5,527	585,474	600,185
Jay Flatley(5)	9,891	—	721,296	731,187
Peter Krawiec	7,065	4,226	1,169,418	1,180,709
(1)Amounts reported for Ms. Boone, Mr. Schwartz, Ms. Thomas-Graham, Ms. Marcario and Mr. Krawiec include the value of RSUs granted in lieu of cash fees at the election of each director.
(2)Amounts reported represent the aggregate grant date fair value of non-qualified stock options and RSUs to the relevant non-employee director, computed in accordance with ASC Topic 718. The valuation assumptions used in calculating the grant date fair value of the stock options and RSUs are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
The table below shows the aggregate numbers of shares subject to options held as of December 31, 2021 by each non-employee director. None of our non-employee directors held unvested stock awards as of December 31, 2021.

Name	Number of Option Awards Outstanding (#)
Karen Boone	60,000
Sanford Schwartz	60,000
Pamela Thomas-Graham(3)	60,000
Rose Marcario(4)	60,000
Jay Flatley(5)	60,000
Peter Krawiec	60,000
(3)Ms. Thomas-Graham was appointed to our Board of Directors in August 2021.
(4)Ms. Marcario was appointed to our Board of Directors in January 2021.
(5)Mr. Flatley was appointed to our Board of Directors in May 2021.
Prior to our IPO, we did not maintain a formal non-employee director compensation program. However, we compensated each of our independent directors who commenced service on our Board of Directors in 2021 by granting them an option to purchase 60,000 shares of our common stock, which will vest in three equal annual installments beginning on January 19, 2021 for Ms. Marcario, May 14, 2021 for Mr. Flatley and August 12, 2021 for Ms. Thomas-Graham, subject to their continued service on our Board of Directors.

In addition, we also reimbursed our directors for reasonable out-of-pocket expenses in connection with attending Board of Directors and committee meetings.

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Non-Employee Director Compensation Program
We adopted a non-employee director compensation program (the “Director Compensation Program”), which became effective upon the closing of our IPO pursuant to which our non-employee directors are eligible to receive cash compensation and equity awards for service on our Board of Directors and committees of our Board of Directors.
Under the Director Compensation Program, our non-employee directors are eligible to receive cash compensation as follows:
•Each non-employee director receives an annual cash retainer in the amount of $50,000 per year.
•The Lead Independent Director receives an additional annual cash retainer in the amount of $25,000 per year.
•The Chair of the Audit Committee receives additional annual cash compensation in the amount of $25,000 per year for service on the Audit Committee. Each non-Chair member of the Audit Committee receives additional annual cash compensation in the amount of $12,500 per year for service on the Audit Committee.
•The Chair of the Compensation Committee receives additional annual cash compensation in the amount of $20,000 per year for service on the Compensation Committee. Each non-Chair member of the Compensation Committee receives additional annual cash compensation in the amount of $10,000 per year for service on the Compensation Committee.
•The Chair of each of the Nominating and Governance Committee and Planet and Policy Committee receives additional annual cash compensation in the amount of $15,000 per year for service on such committee. Each non-Chair member of each of the Nominating and Governance Committee and Planet and Policy Committee receives additional annual cash compensation in the amount of $7,500 per year for service on such committee.
Each non-employee director may elect to receive all of his or her annual cash retainers in the form of RSUs under our 2021 Plan. Elections to convert all of the annual cash retainers into RSUs must generally be made on or prior to December 31 of the year prior to the year in which the annual cash retainers are scheduled to be paid, or such earlier deadline as established by the Board of Directors or Compensation Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into RSUs, provided that the election is made prior to the date the individual becomes a non-employee director. RSUs granted in lieu of the annual cash retainers are fully vested on the grant date which corresponds to the date the cash retainers would otherwise be paid, and cover a number of shares of Class A common stock calculated by dividing the amount of the cash retainers that would otherwise be paid by the average closing trading price of a share of Class A common stock over the calendar month preceding the grant date (which shares are delivered on the grant date unless otherwise deferred as described in the following sentence). In addition, the Director Compensation Program provides that non-employee directors may elect to defer the settlement of RSUs granted to them.
Under the Director Compensation Program, in connection with the initial appointment or election of a non-employee director, each director will automatically be granted (a) an award of RSUs covering a number of shares of Class A common stock calculated by dividing (i) $250,000 by (ii) the average closing trading price of a share of Class A common stock over the calendar month preceding the grant date which will vest in equal annual installments over three years and (b) an award of RSUs covering a number of shares of Class A common stock calculated by dividing (i) the product of $250,000 multiplied by a fraction, the numerator of which is the number of full months between the date the director commences service on our Board of Directors and the scheduled date of our next annual stockholder meeting, and the denominator of which is 12, by (ii) the average closing trading price of a share of Class A common stock over the calendar month preceding the grant date which will vest in full on the date of the next annual stockholders meeting. Additionally, on the date of each annual stockholders meeting, each non-employee director automatically will be granted an award of RSUs covering a number of shares of Class A common stock calculated by dividing (a) $250,000 by (b) the average closing trading price of a share of Class A common stock over the calendar month preceding the grant date which will vest in full on the date of the next annual stockholders meeting.
Each initial award and annual award of RSUs, along with any other equity-based awards held by any non-employee director, will vest upon a Change in Control (as defined in the 2021 Plan).
We will also reimburse our directors for reasonable out-of-pocket expenses in connection with the performance of his or her duties as a director.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our Class A common stock and Class B common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock or our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 11, 2022, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 892,797,437 shares of Class A common stock and 7,825,000 shares of Class B common stock outstanding as of April 11, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, which occurs after the closing of our IPO, except for certain permitted transfers described in our Amended and Restated Certificate of Incorporation, including estate planning or charitable transfers where exclusive voting control with respect to the shares of Class B common stock is retained by Robert J. Scaringe, our Chief Executive Officer and transfers to affiliates or certain other related entities of Dr. Scaringe. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued. All the outstanding shares of our Class B common stock will convert automatically into shares of our Class A common stock upon the date that is the earlier of (i) a date fixed by our Board of Directors that is not less than 60 days nor more than 180 days following the death or disability of our Chief Executive Officer, (ii) the five year anniversary of the date of the closing of our IPO and (iii) the date fixed by our Board of Directors that is no less than 61 days and no more than 180 days following the date that the number of outstanding shares of Class B common stock held by our Chief Executive Officer and certain permitted transferees represents less than 30% of the shares of Class B common stock held by an affiliate of our Chief Executive Officer immediately following our IPO.
Unless otherwise indicated, the address of each beneficial owner listed below is 14600 Myford Road, Irvine, California 92606. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

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	Shares of Class A Common Stock		Shares of Class B Common Stock		Common Stock Beneficially Owned(3)	Combined Voting Power(4)

Name of Beneficial Owner	Number	Percentage(1)	Number	Percentage(2)	Percentage	Percentage
5% Stockholders (excl. Named Executive Officers and Directors)
Amazon.com NV Investment Holdings LLC(5)	162,086,884	18.1%	—	—%	18.1%	16.6%
Certain funds and accounts advised by T. Rowe Price Associates, Inc.(6)	162,080,423	18.2%	—	—%	18.2%	16.7%
Global Oryx Company Limited(7)	113,934,082	12.7%	—	—%	12.7%	11.6%
Ford Motor Company(8)	101,947,494	11.4%	—	—%	11.4%	10.5%
Named Executive Officers and Directors
Robert J. Scaringe(9)	11,995,467	1.3%	7,825,000	100%	2.2%	9.2%
Claire McDonough(10)	152,450	*	—	—%	*	*
Jiten Behl(11)	617,150	*	—	—%	*	*
Karen Boone(12)	170,353	*	—	—%	*	*
Sanford Schwartz(13)	126,258	*	—	—%	*	*
Rose Marcario(14)	64,701	*	—	—%	*	*
Peter Krawiec(15)	38,186	*	—	—%	*	*
Jay Flatley(16)	72,616	*	—	—%	*	*
Pamela Thomas-Graham(17)	20,713	*	—	—%	*	*
Ryan Green(18)	168,750	*	—	—%	*	*
All current executive officers and directors as a group (9 individuals)(19)	13,257,894	1.5%	7,825,000	100%	2.3%	9.3%
* Less than one percent.
(1)The number and percentage of Class A shares beneficially owned by an individual or entity includes shares of Class A common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2022, which are considered outstanding Class A common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(2)The number and percentage of Class B shares beneficially owned by an individual or entity includes shares of Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2022, which are considered outstanding Class B common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(3)The percentage of common stock beneficially owned by an individual or entity includes shares of Class A common stock and Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2022, which are considered outstanding common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(4)Percentage of “Combined Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 11, 2022. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(5)Based on a Schedule 13G filed with the SEC on February 2, 2022 and other information known to the Company. Consists of (i) 158,363,834 shares of Class A common stock and (ii) 3,723,050 shares of Class A common stock issuable upon the exercise of a warrant issued to Amazon.com NV Investment Holdings LLC (“NV Holdings”). NV Holdings is a wholly-owned subsidiary of Amazon.com, Inc., whose address is 410 Terry Avenue North, Seattle, WA 98109. Amazon reports sole voting and dispositive power over all shares beneficially owned by NV Holdings. Peter Krawiec, a member of our Board of Directors, is Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with NV Holdings, but disclaims beneficial ownership of such shares.
(6)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Consists of shares of Class A common stock held by funds and accounts for which T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser, as applicable, with power to direct investments and/or sole

Rivian 2022 Proxy Statement	47

power to vote the securities owned by such funds and accounts (with the exception of one advisory fund that retains its own voting authority). TRPA may be deemed to be the beneficial owner of the shares held by such funds and accounts; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA reports sole voting power over 58,761,968 shares of Class A common stock and sole dispositive power over 162,080,423 shares of Class A common stock. T. Rowe Price Growth Stock Fund reports sole voting power over 46,437,789 shares of Class A common stock. The address for these entities is 100 East Pratt Street, Baltimore, MD 21202.
(7)Based solely on a Schedule 13G filed with the SEC on November 24, 2021. Consists of (i) 106,414,600 shares of Class A common stock and (ii) 7,519,482 shares of Class A common stock underlying warrants that are exercisable at an exercise price of $5.72 per share. Global Oryx Company Limited is a subsidiary of Global Oryx Group Holding Company Limited, whose registered address is 15, Esplanade, St. Helier, JE1 1RB, Jersey. Global Oryx Group Holding Company Limited is controlled by its board of directors, which holds ultimate voting and investment power over the shares held by Global Oryx Company Limited.
(8)Based on a Schedule 13G filed with the SEC on February 10, 2022 and other information known to the Company. Ford Motor Company exercises sole voting and dispositive power over all shares beneficially owned through its board of directors. The address for Ford Motor Company is One American Road, Dearborn, MI 48126.
(9)Consists of (i) 7,524,700 shares of Class A common stock subject to options that are exercisable within 60 days of April 11, 2022, (ii) 4,337,997 shares of Class A common stock held in a family trust, (iii) 4,595 shares of Class A common stock held by a limited liability holding company, and (iv) 7,825,000 shares of Class B common stock held by a limited liability holding company. Dr. Scaringe exercises sole voting and dispositive authority over all shares held by such limited liability company. Does not include an additional 29,316,111 shares of Class A common stock underlying options to purchase Class A common stock not otherwise exercisable within 60 days of April 11, 2022.
(10)Consists of (i) 2,450 shares of Class A common stock and (ii) 150,000 shares of Class A Common Stock subject to options that are exercisable within 60 days of April 11, 2022 held by Ms. McDonough.
(11)Consists of (i) 614,750 shares of Class A common stock subject to options that are exercisable within 60 days of April 11, 2022 and (ii) 2,500 RSUs that will vest within 60 days of April 11, 2022 held by Mr. Behl.
(12)Consists of (i) 20,353 shares of Class A common stock held by Ms. Boone, (ii) 65,000 shares of Class A common stock held by The Andrew J. Boone 2021 Grantor Retained Annuity Trust under Irrevocable Trust Agreement dated September 24, 2021, (iii) 65,000 shares of Class A common stock held by The Karen L. Boone 2021 Grantor Retained Annuity Trust under Irrevocable Trust Agreement dated September 24, 2021, and (iv) 20,000 shares of Class A common stock subject to options that are presently exercisable held by Ms. Boone.
(13)Consists of 106,258 shares of Class A common stock and (ii) 20,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 11, 2022 held by Mr. Schwartz. Sanford Schwartz, a member of our board of directors, is Chief Executive Officer of the Cox Family Office, an affiliate of Manheim Investments, Inc.
(14)Consists of (i) 44,701 shares of Class A common stock and (ii) 20,000 shares of Class A common stock subject to options that are presently exercisable held by Ms. Marcario.
(15)Consists of (i) 3,655 shares of Class A common stock held by Mr. Krawiec and (ii) 34,531 shares of Class A common stock held by Erin G. Krawiec 2019 Trust. Also consists of the shares identified in footnote (5) above. Mr. Krawiec is Senior Vice President of Worldwide Corporate and Business Development at Amazon.com, Inc. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with Amazon.com NV Investment Holdings LLC, but disclaims beneficial ownership of such shares.
(16)Consists of (i) 52,616 shares of Class A common stock and (ii) 20,000 shares of Class A common stock subject to options that are exercisable within 60 days of April 11, 2022 held by Mr. Flatley.
(17)Consists of 20,713 shares of Class A common stock held by Ms. Thomas-Graham.
(18)Mr. Green terminated employment with us on May 20, 2021. Includes (i) 131,250 shares of Class A common stock and (ii) 37,500 shares of Class A common stock subject to options that are exercisable within 60 days of April 11, 2022 held by Mr. Green.
(19)Consists of (i) 4,678,012 shares of Class A common stock, (ii) 5,782,250 shares of Class A common stock subject to options that are exercisable within 60 days of April 11, 2022, and (iii) 7,825,000 shares of Class B common stock.

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Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2021.
 Securities Authorized for Issuance Under Equity Compensation Plans (as of December 31, 2021)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities in first column)(3)

Equity compensation plans approved by security holders(1)	124,401,424	$12.06	(2)	97,647,579
Equity compensation plans not approved by security holders	—	—		—
Total	124,401,424	$12.06		97,647,579
(1)Consists of the 2015 Plan, the “2021 Plan and the Rivian Automotive, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(2)As of December 31, 2021, the weighted average exercise price of outstanding options under the 2015 Plan was $12.06, and no options were outstanding under the 2021 Plan.
(3)Includes 99,031,419 shares available for future issuance under the 2021 Plan and 22,197,528 shares available for issuance under the 2021 ESPP. As of November 8, 2021, in connection with our IPO, no further grants are made under the 2015 Plan. The 2021 Plan provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A common stock as is determined by the our Board of Directors (but no more than 730,000,000 shares may be issued upon the exercise of incentive stock options). The 2021 ESPP provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A common stock as is determined by our Board of Directors, provided that no more than 185,000,000 shares may be issued under the 2021 ESPP.

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Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Series F Financing
In January 2021, we issued and sold to investors in a private placement an aggregate of 71,913,170 shares of Series F contingently redeemable convertible preferred stock to a group of investors at a price of $36.85 per share, for total gross proceeds of $2.7 billion.
The following table summarizes the participation in the foregoing transactions by our directors, executive officers and holders of more than 5% of our capital stock:

Participants(1)	Shares of Series F Preferred Stock	Purchase Price ($)

Amazon.com NV Investment Holdings LLC(2)	4,070,557	150,000,025
Certain funds and accounts advised by T. Rowe Price Associates, Inc.	21,709,634	800,000,013
(1)Additional details regarding these stockholders and their equity holdings are provided in this Proxy Statement under the caption “ Security Ownership of Certain Beneficial Owners and Management.”
(2)Peter Krawiec, a member of our Board of Directors, is Senior Vice President of Worldwide Corporate and Business Development of Amazon.com, Inc.

Common Stock Financings
In January 2021, April 2021, May 2021, and August 2021, we issued and sold to certain current and former members of our Board of Directors and an investor in private placements an aggregate of 836,725 shares of common stock, at purchase prices of $7.68, $21.72, $30.66, $30.66 and $32.09, respectively, for aggregate consideration of approximately $8.6 million. The following table summarizes the participation in the foregoing transactions by our directors:

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Participants(1)	Common Stock	Purchase Price Per Share ($)	Aggregate Purchase Price ($)

Karen Boone	130,209	7.68	1,000,005
Hassan Jameel	130,209	7.68	1,000,005
Sidhesh Kaul	130,209	7.68	1,000,005
John Shook	130,209	7.68	1,000,005
Antony Sheriff	110,678	7.68	850,007
Sanford Schwartz	97,657	7.68	750,005
Peter Krawiec	34,531	21.72	750,013
Rose Marcario	32,616	30.66	1,000,007
Jay Flatley	32,616	30.66	1,000,007
Pamela Thomas-Graham	7,791	32.09	250,013
(1)Additional details regarding our directors and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.” Messrs. Shook, Sheriff, Jameel and Kaul are former members of our Board of Directors.
Investors’ Rights Agreement
In January 2021, we entered into a Fifth Amended and Restated Investors’ Rights Agreement (the “IRA”) with certain investors, including Manheim Investments, Inc. (“Cox”), certain funds and accounts advised by T. Rowe Price Associates, Inc., Ford Motor Company (“Ford”), Global Oryx Company Limited (“Global Oryx”) and NV Holdings, each of which currently holds more than 5% of our capital stock. Robert J. Scaringe, our Chief Executive Officer, Sanford Schwartz, Rose Marcario, Karen Boone, Jay Flatley, Pamela Thomas-Graham and Peter Krawiec, members of our Board of Directors, John Shook and Antony Sheriff, former members of our Board of Directors, and/or certain entities affiliated with them are also parties to the IRA. The IRA imposes certain affirmative obligations on us and also grants certain rights to holders, including certain registration rights with respect to the securities held by them, as well as certain information and observer rights. Certain provisions of the IRA, including the information and observer rights, terminated in connection with our IPO.
Nomination Agreement
In October 2021, we entered into the Nomination Agreement with Amazon pursuant to which we agreed, subject to certain exceptions, to nominate and use our reasonable best efforts to cause the election to our Board of Directors for a three-year term a slate of Class I Directors that includes Peter Krawiec, or such other designee identified by Amazon in accordance with the terms of the Nomination Agreement, at the first annual meeting of our stockholders following our IPO. Notwithstanding the foregoing, the Nomination Agreement does not require any stockholder to vote in a manner that ensures the election of Amazon’s director nominee.
The Nomination Agreement provides that Amazon shall withdraw the designation of its nominee upon the Board of Director’s reasonable determination that certain conditions are met, including (i) that the appointment of such nominee would cause us not to be in compliance with applicable law, (ii) such nominee is prohibited from serving on the board of a public company pursuant to a relevant order, decree or judgment, (iii) such nominee is a director, officer, employee, holder of 1% or more of the equity securities, or an affiliate of a competitor the Company, and (iv) such nominee is not reasonably acceptable to a majority of the independent members of our Board of Directors (excluding Peter Krawiec or other Amazon designee serving on our Board of Directors).
The Nomination Agreement will terminate in accordance with its terms upon the earlier to occur of (i) our and Amazon’s written agreement to terminate the Nomination Agreement and (ii) 11:59 p.m. Seattle time on the date of the Annual Meeting (subject to extension for any adjournments or postponements thereof).

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2021 Convertible Notes Financing
In July 2021, we issued convertible promissory notes (the “2021 Convertible Notes”) to investors for an aggregate principal amount of $2.5 billion. The 2021 Convertible Notes mature on July 23, 2026, and accrue interest quarterly at a rate of (i) zero percent (0%) from the date of issuance to, and including, June 30, 2022 and (ii) five percent (5%) after June 30, 2022. Upon the closing of our IPO, the 2021 Convertible Notes automatically converted into shares of our Class A common stock at a conversion price equal to the lesser of: (i) $71.03 (subject to appropriate adjustment in the event of any stock dividend, stock split, stock combination, recapitalization or any other similar transaction) and (ii) the product of (x) the initial public offering price per share multiplied by (y) the applicable discount rate determined by reference to the time of conversion (0.85 until December 31, 2021). The following table summarizes the participation in the foregoing transaction by holders of more than 5% of our capital stock:

Participants(1)	Principal Amount of 2021 Convertible Notes
Amazon.com NV Investment Holdings LLC(2)	490,000,000
Certain funds and accounts advised by T. Rowe Price Associates, Inc.	400,000,000
Ford Motor Company	415,000,000
Manheim Investments, Inc.(3)	50,000,000
(1)Additional details regarding these stockholders, excluding Manheim Investments, Inc., and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2)Peter Krawiec, a member of our Board of Directors, is Senior Vice President of Worldwide Corporate and Business Development of Amazon.com, Inc., an affiliate of Amazon.com NV Investment Holdings LLC.
(3)Sanford Schwartz, a member of our Board of Directors, is Chief Executive Officer of the Cox Family Office, an affiliate of Manheim Investments, Inc.
Senior Secured Floating Rate Notes
In October 2021, Rivian Holdings, LLC, Rivian, LLC and Rivian Automotive, LLC (collectively, the “2026 Note Issuers”) issued $1.25 billion aggregate principal amount of senior secured floating rate notes due 2026 (the “2026 Notes”) pursuant to an indenture (the “2026 Notes Indenture”) between the 2026 Note Issuers, the guarantors party thereto, and the trustee and collateral agent party thereto. The 2026 Notes have a maturity of five years from the date of their original issuance. The 2026 Notes Indenture requires that the 2026 Note Issuers and their restricted subsidiaries, including the guarantors party thereto, comply with a number of customary covenants (including restrictions on incurrence of indebtedness, liens, the making of restricted payments, and dispositions), in each case substantially similar to the corresponding covenants under our senior secured asset based revolving credit facility (the “ABL Facility”). In addition, the 2026 Notes Indenture contains a minimum liquidity covenant (but no other financial covenants) requiring the 2026 Note Issuers to maintain no less than $1.0 billion of liquidity, which liquidity covenant will fall away upon meeting a fixed charge coverage ratio of greater than 1.0 to 1.0 for two consecutive fiscal quarters. Certain funds and accounts advised by T. Rowe Price Associates, Inc. purchased $285 million aggregate principal amount of 2026 Notes in the private placement. T. Rowe Price Associates, Inc. also advises funds and accounts that, collectively, hold more than 5% of our capital stock.
Term Facility Agreement Guarantee and Warrants
In April 2018, we entered into a Term Facility Agreement, as subsequently amended (the “Term Facility Agreement”), with Standard Chartered Bank (“SCB”), initially providing for a $200 million term loan facility, pursuant to which Abdul Latif Jameel International Company Limited (“ALJICL”), an affiliate of Global Oryx which currently holds more than 5% of our capital stock, granted a guarantee in favor of SCB in respect of our obligations thereunder.
In April 2018, in connection with the Term Facility Agreement, we entered into a warrant issuance agreement, as subsequently amended (the “Warrant Agreement”), with ALJICL, pursuant to which we agreed to issue certain warrants to purchase common stock on the date thereof and on each anniversary thereafter until the earliest of (i) the termination of the Term Facility Agreement, (ii) the expiration of the period ending 360 days following the date of the Term Facility Agreement if no loans are then outstanding, or the date on which no loans are outstanding thereafter, and (iii) breaches or defaults under the Term Facility Agreement by ALJICL.
Pursuant to the Warrant Agreement, between May 2018 and May 2020, we issued warrants to purchase an aggregate of 7,519,482 shares of our common stock at an exercise price of $5.7248 per share to ALJICL, which were subsequently assigned to its affiliate, Global Oryx. The warrants have a cashless exercise provision pursuant to which Global Oryx may, in lieu of payment of the exercise price in cash, surrender the warrants and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrants after deduction of the aggregate exercise price. The warrants also provide for adjustments in the event of specified stock splits and reclassifications. The warrants provide for termination upon the earliest of (i) ten years from the date of issuance and (ii) breaches or defaults under the Term Facility Agreement by ALJICL.

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In February 2021, we terminated the Term Facility Agreement and repaid all outstanding principal and interest thereunder in full.
Transactions with Amazon.com NV Investment Holdings LLC and its Affiliates
EDV Agreement
In February 2019, we entered into a commercial letter agreement with Amazon and in September 2019, we entered into a related framework agreement with Amazon Logistics, Inc. (“Logistics”). Amazon is the parent company of both Logistics and NV Holdings. We refer to these agreements, together with any work orders, purchase orders, related agreements and amendments thereunder or thereto, collectively, as the “EDV Agreement.” Under the EDV Agreement, we and Logistics have agreed to collaborate to design, develop, manufacture and supply to Logistics EDVs and/or certain component parts and related services for use in Amazon’s last mile delivery operations. We also have agreed under the EDV Agreement that until the fourth anniversary of the Initial Delivery Date, whether or not Logistics purchases any EDVs from us, we will exclusively provide last mile delivery vehicles to Logistics, and from the fourth anniversary to the sixth anniversary of the Initial Delivery Date, Logistics will have a right of first refusal to purchase any last mile delivery vehicles that we produce. The EDV Agreement does not restrict Logistics from developing vehicles or collaborating with, or purchasing similar vehicles from, third parties. We have developed a limited number of prototype EDVs, which are currently being tested by Logistics and us in operational scenarios as part of a joint research and development effort to ensure functionality and suitability for the EDVs’ designed purpose. Each party generally retains ownership of its respective technology (including inventions, know-how and designs) and intellectual property rights (including patents, copyrights and trade secrets) if not developed in connection with the performance of services under a work order, the terms of which shall otherwise govern.
Given the lead time necessary for the production of vehicles, the EDV Agreement contemplates Logistics’ provision to us of longer-term order forecasts and medium-term order plans for planning purposes, all of which are non-binding and subject to amendment or modification. Thereafter, the EDV Agreement provides that Logistics will regularly update its forecast to specify actual product quantities desired, including the specific product mix. In response, we will then provide Logistics with a price quote for the specific quantities and product types requested (excluding final delivery costs) in accordance with the pricing parameters set forth in the EDV Agreement, at which point Logistics, or its affiliated approved purchaser, will issue a purchase order to us for specific quantities and product types. Products to be delivered under the EDV Agreement include EDVs (full vehicles including the top hat and RCV platform), skateboards (the RCV platform without the top hat), and spare parts.
The EDV Agreement does not contain a minimum order quantity or minimum purchase requirements. Additionally, forecasts, order plans, and purchase orders are subject to modification or cancellation upon notice, as set forth in the EDV Agreement. However, in the event that Logistics terminates the EDV Agreement prior to the purchase of a minimum threshold of an aggregate of 100,000 EDVs or skateboards (except, for the avoidance of doubt, a termination for cause due to our material breach), or if we terminate the EDV Agreement due to Logistics’ failure to order an aggregate of at least 10,000 EDVs or skateboards in each of any two consecutive calendar years following the start of production, Logistics is required to reimburse us for our investment costs in accordance with a reimbursement formula set forth in the EDV Agreement, in addition to other applicable wind-down costs. In addition, we would no longer be bound by the exclusivity provisions set forth in the EDV Agreement with respect to the development, manufacture, and sale of skateboards to third-parties.
All EDVs delivered to Logistics will be covered by the bumper-to-bumper comprehensive Rivian warranty unless Logistics elects to opt out of warranty coverage. Pursuant to the EDV Agreement, the maintenance program for Logistics’ EDVs will include: (i) maintenance, repairs and components covered by the Rivian warranty; and (ii) the forward deployment of spare parts and other replacement parts covered by the Rivian warranty at locations near where any EDVs will be serviced under the Rivian warranty. In addition, if requested by Logistics, we will cooperate and provide reasonable support for the establishment of a maintenance program to provide EDV maintenance services not subject to coverage under the Rivian warranty. Pursuant to the EDV Agreement, we will ensure that custom spare parts for the EDVs delivered to Logistics are available for purchase for at least ten years following the model year of such EDV. We will also provide training to Logistics no more than once quarterly on how to safely and efficiently operate the EDVs (including driving and using digital systems) and perform basic daily and routine maintenance.
The EDV Agreement (excluding any work order or purchase order as a part thereof) has a one-year initial term that automatically renews for additional one-year periods unless earlier terminated. If at any time all work orders or purchase orders have been completed or terminated in accordance with their terms and the terms of the EDV Agreement, either party may terminate the EDV Agreement for convenience upon 90 days’ written notice. In addition, either party may terminate the EDV Agreement (excluding any work order or purchase order thereunder) if the other party materially breaches any term of the EDV Agreement and does not cure such breach after 60 days’ written notice. In addition, Logistics has the ability to cancel a purchase order or terminate the EDV Agreement upon the occurrence of certain service-related events, including in the event that cumulative scheduled maintenance costs, vehicle repair costs, and vehicle downtime exceed agreed upon thresholds set forth in the EDV Agreement.

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Amazon Web Services Agreements
In 2016, we engaged Amazon Web Services, Inc. (“AWS”), an affiliate of NV Holdings which is a holder of more than 5% of our capital stock, for the supply of various cloud computing services, including, but not limited to, servers, managed database services, managed analytics, data storage, and networking (collectively, the “Cloud Services”). Each of the Cloud Services has its own fee and payment structure based on the applicable product purchased, but most are purchased on a consumption-based model. We agreed to minimum spend commitments as well as to reference AWS as our “preferred cloud provider” in return for certain service discounts.
Warrants
In connection with the EDV Agreement we issued to NV Holdings a warrant to purchase an aggregate of 3,723,050 shares of Series C preferred stock, at an exercise price of $9.089 per share. The warrant automatically converted into a warrant to purchase an equivalent number of shares of our Class A common stock upon the completion of our IPO. The warrant has a cashless exercise provision pursuant to which NV Holdings may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. The warrant also provides for adjustments in the event of specified stock dividends, stock splits, reorganizations and consolidations. The warrant may be exercised by NV Holdings in whole or in part at any time on or prior to September 16, 2029.
Transactions with Ford Motor Company and its affiliates
In April 2019, we engaged Troy Design and Manufacturing Co. (“TDM”), a wholly owned subsidiary of Ford which is a holder of more than 5% of our capital stock, for the development, production and supply of all prototype and pre-production “bodies in white” vehicles across the R1T, R1S, and EDV vehicle programs (collectively, “BIWs”). The Company’s purchase orders for BIWs are subject to the General Terms and Conditions of Production Purchase Mutually Agreed between Rivian Automotive, LLC and Troy Design and Manufacturing Co. dated February 19, 2021 (the “TDM GTCs”). As the Company advances to steady-state vehicle production, we expect to stamp and assemble our BIWs at the Normal Factory and, as such, discontinue our purchases from TDM. During the year ended December 31, 2021, we recognized $71 million of expenses for the services pursuant to this agreement.
In April 2021, TDM and the Company entered into a Production and Supply Agreement, subject to the TDM GTCs (collectively, the “TDM PSA”), pursuant to which TDM would serve as an ongoing supplier to the Company of certain vehicle components at specified prices by product, including related engineering work and tooling (collectively, the “TDM Components”) in connection with the R1 vehicle program. The TDM PSA does not include any minimum purchase requirements, but it does provide that we will purchase our requirements of the TDM Components exclusively from TDM for the life of the R1 vehicle program unless and until we terminate the TDM PSA in accordance with its terms. Under the terms of the TDM GTCs, we may terminate the TDM PSA upon written notice to TDM for convenience or in the event of TDM’s default.
Transactions with Manheim Investments, Inc. and its affiliates
In November 2020, we entered into a Master Subscription Agreement, subsequently amended and restated in May 2021 as a Master Services Agreement, with Cox Automotive Corporate Services, LLC (“Cox Automotive”), an affiliate of Cox which is a holder of more than 5% of our capital stock, in respect of products and services to be offered by Cox Automotive and its affiliates in support of our consumer vehicle sales (the “Cox Automotive MSA”). Pursuant to various statements of work and work orders under the Cox Automotive MSA, Cox Automotive or its subsidiaries will provide products and services at prices agreed upon in such work orders related to title and registration, retail financial services, data services, and trade-in vehicle remarketing via Cox Automotive brands such as Dealertrack and Manheim.
Under the terms of the Consignment Services Statement of Work under the Cox Automotive MSA, dated May 7, 2021, with Manheim Remarketing, Inc., a subsidiary of Cox Automotive (the “Consignment SOW”), we have agreed to a market share commitment of a specified percentage of trade-in vehicles meeting certain characteristics in exchange for preferential pricing on the services related to these vehicles. The Consignment SOW has an initial term of three years following our commencement of R1 vehicle deliveries. We have the right to terminate the Consignment SOW, for any reason or no reason, after 40,000 vehicle transactions under the Consignment SOW.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. See “Executive Compensation—Other Compensation Information and Benefits” for a further discussion of these arrangements.
Founder Exchange Agreement
In connection with our IPO, we entered into an exchange agreement with an affiliate of our Chief Executive Officer, Robert J. Scaringe, pursuant to which an aggregate of 7,825,000 shares of Class A common stock held by such affiliate of our Chief Executive Officer was exchanged into an equivalent number of shares of Class B common stock.

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Director and Officer Indemnification and Insurance
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.
Directed Share Program
At our request, the underwriters of our IPO reserved up to 7.0% of the shares offered by us in our IPO, for sale at the IPO price through a directed share program to (x) eligible customers who had standing preorders as of September 30, 2021, and prior to our IPO either (i) had an active eligible preorder or (ii) had accepted delivery of their preordered vehicle, and (y) to persons who are directors, officers or employees, or who are otherwise associated with us and identified by our directors and officers. Shares sold under the directed share program were not subject to the terms of any lock-up agreement, except in the case of shares purchased by our officers or directors.

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Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 14600 Myford Road, Irvine, California 92606 in writing not later than December 27, 2022.
Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 6, 2023 and no later than March 8, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 6, 2023, then our Secretary must receive such written notice not later than the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2023.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

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Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2023 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

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Rivian’s Annual Report on Form 10-K
A copy of Rivian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the Securities and Exchange Commission, will be sent to any stockholder of record on April 11, 2022 without charge upon written request addressed to:
Rivian Automotive, Inc.
Attention: Secretary
14600 Myford Road
Irvine, California 92606
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.rivian.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Neil Sitron
General Counsel and Secretary
Irvine, California
April 27, 2022

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SCAN TO
VIEW MATERIALS & VOTE

RIVIAN AUTOMOTIVE, INC.
14600 MYFORD ROAD
IRVINE, CA 92606

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 PM Pacific Time on June 5, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RIVN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 PM Pacific Time on June 5, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83746-P70858

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RIVIAN AUTOMOTIVE, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Withhold**
1a. Robert J. Scaringe	☐	☐
1b. Peter Krawiec	☐	☐
1c. Sanford Schwartz	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com.

D83747-P70858

RIVIAN AUTOMOTIVE, INC.
Annual Meeting of Stockholders
June 6, 2022 11:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert J. Scaringe and Claire McDonough, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of RIVIAN AUTOMOTIVE, INC. that the stockholder(s) is/are entitled to vote at the virtual Annual Meeting of Stockholders to be held at 11:00 AM Pacific Time, on June 6, 2022, at www.virtualshareholdermeeting.com/RIVN2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side